Exhibit 4.40

Convenience translation to English. Original in Spanish

FRAMEWORK CONTRACT FOR THE
COMMERCIALIZATION OF ENERGY

Between

ECOPETROL S.A.

AND

GENERADORA Y COMERCIALIZADORA DE ENERGÍA DEL CARIBE S.A. E.S.P. – GECELCA

BOGOTÁ, D.C., AUGUST 12, 2022

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Convenience translation to English. Original in Spanish

TABLE OF CONTENT

CONSIDERATIONS		4
CLAUSES		5
CLAUSE 1	Definitions and interpretation.	5
Section 1.01	Definitions.	6
Section 1.02	Interpretation.	9
CLAUSE 2	Object of the Contract.	10
CLAUSE 3	Execution period.	10
CLAUSE 4	Contract Value	10
Section 4.01	Marketing Charge	11
Section 4.02	Charges Pass-through	11
Section 4.03	“Fee” or fee for the representation of Ecopetrol	11
CLAUSE 5	Payment method.	12
CLAUSE 6	Obligations of the Parties.	14
Section 6.01	Obligations of the Marketer:	14
Section 6.02	Ecopetrol’s obligations:	17
CLAUSE 7	Liability of the Marketer and indemnity	18
Section 7.01	Liability of the Marketer	18
Section 7.02	Indemnity.	18
Section 7.03	Complaint procedure.	18
CLAUSE 8	Energy Rationing.	20
CLAUSE 9	Solidarity contribution.	20
CLAUSE 10	Transport, distribution and delivery of energy.	20
CLAUSE 11	Measuring Equipment	20
CLAUSE 12	Absence of an employment relationship.	23
CLAUSE 13	Guarantees.	23
Section 13.01		23
Section 13.02		24
Section 13.03		24
CLAUSE 14	Constraints	26
Section 14.01		26
Section 14.02		26
Section 14.03		27
Section 14.04		27
CLAUSE 15	Penalty clause	27
CLAUSE 16	Exemptions from liability.	29
CLAUSE 17	Limitation of Liability	30
CLAUSE 18	Declarations by the Parties.	30
Section 18.01	Trader’s Statements:	30
Section 18.02	Ecopetrol’s statements:	32
CLAUSE 19	Contract Administration.	33
CLAUSE 20	Interpretation and changes in legislation.	33
CLAUSE 21	Early termination.	34
CLAUSE 22	Final balance of the Contract.	35
CLAUSE 23	Confidentiality.	35
Section 23.01	Confidential Information.	35
Section 23.02	Exceptions to confidentiality.	36
Section 23.03	Confidentiality Obligation.	36
Section 23.04	Extension of the Confidentiality Obligation to Related Parties	36
CLAUSE 24	Governing Law and Dispute Resolution.	37
Section 24.01	Applicable law	37

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Convenience translation to English. Original in Spanish

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FRAMEWORK CONTRACT FOR ENERGY TRADING

Among the subscribers:

1.

ECOPETROL S.A. (hereinafter “Ecopetrol”), a decentralized entity of the national order, authorized by Law 1118 of 2006 as a mixed economy company, linked to the Ministry of Mines and Energy, with its principal domicile in Bogotá D.C., governed in accordance with its Bylaws, contained in an integral manner in Public Deed No. 5314 of December 14, 2007, executed in the Second Notary of the Notarial Circle of Bogotá D.C., and registered in the Chamber of Commerce of Bogotá D.C., identified with NIT 899.999.068-1, represented in this act by Oscar Iván Urrea Riveros, of legal age, domiciled and resident in Bogotá D.C., identified with the citizenship card number 79.533.681 of Bogotá, who acts in his capacity as Energy Manager, authorized to sign this Agreement in accordance with the special power of attorney granted by Ecopetrol, and

2.

GECELCA S.A. E.S.P. (hereinafter “the Marketer”), a company legally constituted by Public Deed No.743 dated April 6, 2006 of the Notary 9 of Barranquilla registered in the Chamber of Commerce of Barranquilla under number 123.962 of book IX, identified with NIT 900.082.143-0, with principal address in Barranquilla, represented by Andrés Rafael Yabrudy Lozano, who acts in his capacity as President and Legal Representative as stated in the Certificate of Existence and Legal representation, of legal age, resident of the city of Barranquilla, identified as it appears at the bottom of his signature.

Ecopetrol and the Marketer (the “Parties” and individually the “Part”), have agreed to sign the following framework energy marketing contract (the “Contract”), The 28 de April de 2026 (the “Signature Date”) prior to the following,

CONSIDERATIONS

1.

That, within the framework of its energy diversification strategy, Ecopetrol signed on August 11, 2021, the Inter-Administrative Share Purchase Agreement Number 7,007-2021, with The Nation Ministry of Finance and Public Credit (“MHCP”), through which Ecopetrol acquired, on August 20, 2021, the closing date, 51.4% of the outstanding shares that the MHCP had in Interconexión Eléctrica S.A. E.S.P. (“ISA”) (the “Inter-Administrative Contract”).

2.

That, prior to the conclusion of the Inter-Administrative Contract, and considering that there are rules that establish restrictions on the vertical integration of generators, distributors and marketers, or companies that are vertically integrated and jointly carry out more than one of these activities, Ecopetrol requested a concept from the Energy and Gas Regulatory Commission (“CREG”) on the scope of Article 2 of Resolution CREG 095 of 2007 with a view to the possible purchase of ISA’s shares.

3.

That on August 3, 2021, the CREG issued a concept stating that, in compliance with the principles established in Resolution CREG 080 of 2019, the companies involved in the transaction should adopt the necessary measures so that “(...) in the shortest possible time and with the greatest diligence, adjust to the limits established for the integration of activities associated with the provision of electricity service.”

4.

That, by virtue of the aforementioned concept of the CREG and, as an act of diligence, the MHCP and Ecopetrol agreed in the Inter-Administrative Agreement as follows: “The Buyer undertakes to carry out the divestment in Ecopetrol Energía S.A.S. E.S.P. (“EES”) in the shortest possible time

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and in an agile and diligent manner, in line with the terms of the communication with file number: S-2021-003346 dated August 3, 2021 signed by the Executive Director of the Energy and Gas Regulatory Commission –CREG(...)”.

5.

That, as a consequence of the foregoing, Ecopetrol identified the need to have a Trading Agent to (i) satisfy its demand for energy in the non-regulated market, and (ii) obtain representation before the MEM for the sale of surpluses generated from Self-Generation and Cogeneration activities (as defined below), therefore, it sent an invitation on March 7, 2022 to participate in a selection process, after defining the conditions, procedures, selection criteria and rules for it (the “Particular Rules”).

6.

That, in compliance with its obligations, Ecopetrol initiated a competitive process that resulted in: (i) Ecopetrol’s hiring of a new energy marketer to meet its demand for energy in the non-regulated market and to obtain representation before the Wholesale Energy Market (“MEM”), for the sale of surpluses generated by the contracts signed by such marketer and from the self-generation activity, and (ii) the assignment to said Marketer by EES of all Supply Contracts entered into with other Marketers or generators in the development of their corporate purpose and in order to comply with their obligations to Ecopetrol under the Supply Agreement (the “Competitive Process”).

7.	That the Legal Representative of the Marketer states that neither he nor the company he represents are involved in any cause of inability or incompatibility of those provided for in the Law.

8.	That the Legal Representative of Ecopetrol states that neither he nor the company he represents are subject to any cause of inability or incompatibility of those provided for in the Law.

9.

That Laws 142 and 143 of 1994 established the criteria for the liberalization of the electricity market in Colombia, which may be carried out by Public Service Companies whose purpose is the provision of one or more public services regulated by these laws, or to carry out activities complementary to public services or both.

10.

That the Distributor carries out the activity of commercialization and [generation] of electricity under the terms of Law 143 of 1994 and is registered as a marketer of electricity before the Administrator of the Commercial Exchange System (“ASIC”).

11.	That the Parties will strictly comply with all the obligations established in this Agreement and its Annexes and in the Terms of Reference and the Annexes of the Competitive Process.

12.

That Ecopetrol verified in the Bulletin of Fiscal Responsible Persons prepared and published by the Office of the Comptroller General of the Republic that the Marketer is not listed in said bulletin as one of the persons to whom a judgment with firm fiscal responsibility has been issued and have not satisfied the obligation contained therein.

Based on the foregoing, the Parties have decided to enter into this Agreement, which is governed by the following:

CLAUSES

CLAUSE 1Definitions and interpretation.

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Sección 1.01Definitions.

The terms defined in this Section, when used in this Agreement, shall have the meanings herein assigned to them for all purposes of this Agreement. Any reference herein to a Section, Article, or Addendum shall be construed as a reference to a Section, Article, or Addendum to this Agreement unless otherwise indicated. For purposes of this Agreement, the following capitalized terms shall have the meanings specified in this Clause, which may be used in both the plural and the singular.

The following terms have the meanings assigned to them below:

“Contract Administrator” shall be an official appointed by the Energy Management of Ecopetrol’s Gas Vice Presidency responsible for the administration and management of the Contract.

“Administrator of the Commercial Exchange System” or “ASIC” is the unit of the National Dispatch Center responsible for the registration of commercial borders and the Contract; the settlement, invoicing, collection and payment of the value of energy acts, contracts and transactions on the stock exchange, for Generators and Marketers; the maintenance of the required information systems and computer programs; and the fulfillment of the tasks necessary for the proper functioning of the Commercial Exchange System (SIC), in accordance with the Law. The ASIC service is provided by XM Compañía de Expertos en Mercados S.A. E.S.P.

“Self-generation” is the activity carried out by natural or legal people who produce electricity mainly to meet their own needs. If surplus electricity is generated from such activity, these may be delivered to the grid, under the terms established by CREG for this purpose.

“Energy Exchange” or “Exchange” is the Colombian information system, managed by the ASIC, subject to the rules of the MEM where the Generators and Marketers execute acts of exchange of energy offers and demands, hour by hour, so that the ASIC executes the resulting contracts in the Energy Exchange, and settles, collects and distributes the monetary values corresponding to the Parties and the transporters.

“Marketing Charge” has the meaning assigned in the Section 4.01

“Charges Pass Through” has the meaning assigned in the Section 4.02

“Certification of Conflict of Interest and/or Disqualifications and/or Prohibitions” means the format to be signed, provided for in the Section 26.01(e), as part of ethics, transparency and compliance obligations.

“Money Laundering and Terrorist Financing Certification” means the format to be signed, provided for in the Section 26.01(e), as part of ethics, transparency and compliance obligations.

“Ecopetrol’s Code of Good Governance” means the integration of corporate practices in terms of transparency, governance and control.

“Distribution Code” means the set of provisions issued by the CREG with the powers of numeral 73.22 of Law 142 of 1994, to which public service companies in the sector must submit. The standards issued by the Ministry of Mines and Energy (MME), particularly those relating to safety, are an integral part of this code.

“Code of Ethics and Business Conduct” has the meaning assigned in the CLAUSE 26.

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“Measurement Code” establishes the technical conditions and procedures that must be taken into account, for the purposes of reading, recording and collection, activities necessary for the accounting of electricity transactions carried out in the Wholesale Market.

“Cogeneration” means the process of combined production of electrical energy and thermal energy, which is an integral part of a productive activity, intended for own consumption or for third parties and intended for industrial or commercial processes.

“Contract” or “Framework Agreement for the Commercialization of Energy” corresponds to this contract with all its Annexes entered into by the Parties.

“Inter-Administrative Contract” has the meaning assigned in the considerations.

“Supply Contracts” means the contracts entered into between the Supplier and other MEM agents for the supply of energy to the different borders of Ecopetrol.

“CREG” is the Energy and Gas Regulatory Commission.

“Calendar Day” or “Common Day” means all days of the year.

“Business Day” means any day other than a Saturday, Sunday, or a day on which banking establishments are not authorized to, or required to, remain closed to the public in the Republic of Colombia.

“DTF” is the rate of fixed-term deposits.

“Ecopetrol” has the meaning assigned to such term in the heading of the Agreement.

“EES” has the meaning assigned to such term in the considerations of the Agreement.

“Metering Equipment” means the meter, current and/or potential transformers, and communication system, among others.

“Special Claim Events” have the meaning assigned in the Section 7.03(a).

“FCPA” stands for the U.S. Foreign Corrupt Practices Act.

“Border” or “Consumption Center” means the connection points of Ecopetrol’s metering equipment, from which commercial transactions between the different agents acting in the Wholesale Energy Market are determined.

“Termination Date” means the date on which the Agreement will be terminated, corresponding to December 31, 2036.

“FATF” stands for Financial Action Task Force.

“GEE” has the meaning assigned in the considerations.

“Generator” means companies authorized and authorized in Colombia for the production and/or generation of energy and power that it sells to third parties in the short and long-term market. This category includes the current generators that belong to the Interconnected System; independent generators that use transmission services in interconnection and/or transmission and/or distribution

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networks, for their own generation and to market electricity with third parties, and cogenerators that produce electricity and heat in combination for industrial use by means of a thermal combustion process and sell energy and power to third parties.

“Confidential Information” has the meaning assigned in the Section 23.01.

“ISA” has the meaning assigned in the considerations.

“Law” means any legislative acts, laws, ordinances, agreements, decrees (of whatever nature), resolutions, circulars, orders, regulations, judgments and any other rules at the national, departmental, municipal or district level, or at any other level, local, foreign or supranational, general or particular, issued by a governmental authority.

“Anti-Bribery Law in Colombia” means Law 1778 of 2016 “By which rules are issued on the liability of legal persons for acts of transnational corruption and other provisions are issued in the fight against corruption”.

“Anti-Bribery Laws” means, collectively, the U.S. Foreign Corrupt Practices Act and Colombia’s Law 1778 of 2016.

“Compliance Manuals” means the set of manuals on anti-fraud, anti-corruption and the prevention of money laundering and terrorist financing.

“Wholesale Energy Market” or “MEM” is the set of information exchange systems between Generators and Marketers operating in the National Interconnected System, which allows these agents to carry out their transactions of purchase and sale of electricity both in the short and long term, subject to the provisions of the Law.

“Confidentiality Obligation” has the meaning assigned in the Section 23.03.

“OFAC” stands for Office of Foreign Assets Control.

“Network Operator” means the person responsible for planning the expansion, investments, operation and maintenance of all or part of an STR or SDL, including its connections to the STN. The assets can be owned by you or by third parties.

“Transparency Pact” means the agreement to be signed, provided for in the Section 26.01(f), as part of ethics, transparency and compliance obligations.

“Parties” has the meaning assigned to such term in the heading of the Agreement.

“Indemnifying Party” means the Party that is responsible for indemnifying the other Party, in accordance with the Section 7.03.

“Indemnifiable Party” means the Party that is subject to compensation from the other Party, in accordance with the Section 7.03.

“Receiving Party” means the Party that knows and/or receives Confidential Information from the Disclosing Party.

“Disclosing Party” means the Party that delivers Confidential Information to the Receiving Party.

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Convenience translation to English. Original in Spanish

“Energy Portfolio” or “Portfolio” is the allocation scheme of non-regulated energy purchased in Supply Contracts and energy exchange defined to cover the demand of the Ecopetrol Business Group and corresponds to the aggregate of Sub-Portfolios.

“Competitive Process” has the meaning assigned to that term in the recitals.

“Energy rationing” means the deficit caused by a technical or regulatory limitation or a natural disaster, which implies that the generation park is insufficient to cover the total expected demand of the National Interconnected System. The procedure envisaged for this scenario is contained in the CLAUSE 8.

“Third Party Claim” means any claim made by a third party in respect of any damage in respect of which the Indemnified Party seeks compensation from the Indemnifying Party.

“Marketing Service” means the activity consisting of the purchase of electricity in the MEM and its sale to end users, regulated or non-regulated. Whoever carries out this activity is called an electricity marketer, in accordance with the provisions of Article 1 of CREG Resolution No.108 of 1997.

“UNR Commercial Borders and Contracts Registration System” is the information registration system before SIC, which allows MEM agents to enter, consult and modify the information of their Borders and contracts with Non-Regulated Users (UNR).

“Commercial Exchange System” or “SIC” is the set of rules and procedures established in the operating regulations that allow defining the obligations and credits of generators, marketers and transporters for energy acts or contracts on the stock exchange in accordance with the central dispatch. The SIC includes the process of settling the value of the exchanges, the preparation and updating of the account statement of each generator, transporter and marketer that participates in the Energy Exchange, the invoicing, payment and collection of the value of the transactions carried out in the same Exchange.

“National Interconnected System” or “SIN” is the set of lines and substations, with their associated equipment, including international interconnections, that transport energy from generation plants to transformation substations and finally to the final consumer.

“Sub-portfolio” is the allocation scheme for non-regulated energy purchased in Supply Contracts and energy exchange, defined for each of the companies or Frontiers of the Ecopetrol Business Group.

“Reference Value” has the meaning assigned in the Fourth Paragraph of Clause Four - Contract Value.

“Terms of Reference” has the meaning assigned to such term in the recitals.

Sección 1.02Interpretation.

(a)

Technical or scientific words that are not expressly defined in this Agreement will have the meanings that correspond to them according to the respective technique or science and the other words will be understood in their natural and obvious sense, according to their general use.

(b)	Words used in this Agreement in the singular include the plural and the plural includes the singular.

(c)	A reference to one gender includes a reference to the other gender.

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Convenience translation to English. Original in Spanish

(d)	When the words “includes,” “including,” or “particular” are used in this Agreement, the respective listings shall be deemed to be illustrative and not exhaustive.

CLAUSE 2Object of the Contract.

The purpose of this Agreement is to regulate the conditions of the Marketing Service for the attention of the non-regulated demand of the Ecopetrol Group between the Marketer and Ecopetrol, which includes:

(a)

The purchase of the electricity acquired in the MEM by the Retailer in favor of Ecopetrol for the Borders included in Annex 1 of this Contract, under the modality of paying what is demanded without limit, in accordance with the tariff formula established in Annex 2.

(b)

The provision of the marketing service will be provided through the rules that the Retailer must comply with for the execution of Supply Contracts and the acquisition of energy on the Stock Exchange to meet the demand of the Ecopetrol Group’s Borders, as indicated in Annex 3.

(c)

In the event that it applies, the provision of the marketing service will be provided through the rules that the Trader must comply with for the representation of Ecopetrol before the MEM, for the sale of surpluses resulting from Self-Generation and Cogeneration activities.

(d)	The other activities provided for in this Agreement.

First paragraph: Ecopetrol may add or exclude the Borders that are assigned to the Trader. or transfer Fronteras to another marketing agent, prior notification sent to the Marketer at the addresses identified in the Section 25.03. To this end, Ecopetrol Send the instruction to the Marketer together with the updated version of the Annex 1, which is an integral part of the Contract. In this sense, the Marketer waiver of any claim arising from the aggregation, exclusion or transfer of Borders.

Second paragraph: In accordance with Article 4 of Resolution CREG 183 of 2009, if any of the Borders included in this Contract by Ecopetrol, during the term of the Contract, reduce its demand and/or consumption, resulting in these being lower than the limits established in the Law to belong to the unregulated market, Ecopetrol’s Border(s) may continue to be served as an unregulated user(s) and continue to contract its energy in the competitive market, without being subject to monthly consumption limits, unless there is any regulatory modification as indicated in Resolution CREG 183 of 2009.

CLAUSE 3Execution period.

This Agreement shall be effective as of the date on which the first Trade Border is registered in the Registration System for Commercial Borders and Non-Regulated User Contracts or the date agreed between the Parties of Initiation of the Agreement and shall end on the Termination Date.

Paragraph: Once the execution period has expired, the Contract will be terminated on the scheduled Termination Date, unless the Parties by mutual agreement and in writing decide to extend it.

CLAUSE 4Value of the Contract.

This Agreement is of an undetermined but determinable amount. The actual value of the Contract will correspond to the price resulting from applying the Marketing Charge (C), plus the Pass-through

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Convenience translation to English. Original in Spanish

Charges, plus the tariff formula established in Annex 2 of the Contract, multiplied by the energy effectively consumed in each of the Borders listed in Annex 1.

The electricity regulation in Colombia establishes the collection of different charges that remunerate the activities of the service. The Administrator of the Commercial Exchange System (ASIC), the generators and marketers that sell the electricity and the grid operators are responsible for settling the value of these charges and the marketer has the obligation to collect them from the demand.

The different positions are specified as follows:

Sección 4.01Marketing Charge

Marketing Charge (C), which is expressed in Colombian pesos per kilowatt-hour consumed, applicable during the term of execution of this Agreement. This charge covers all the costs, expenses, administration, unforeseen events and profits of the Marketer as consideration for the supply of energy subject to this Contract. During the execution of this Contract, the Marketing Charge (C) for each hour.

This charge will be readjusted once a year in the month of January, based on the variation of twelve (12) consecutive months of the CPI (Consumer Price Index), published by DANE as of December 31 of the immediately preceding year. The readjusted rates will be effective as of January 1 of each year and will be in force for the following twelve (12) months, until the next readjustment. The first readjustment will be made in January 2023.

Sección 4.02Pass-through charges

Pass-through charges, which are expressed in Colombian pesos per kilowatt-hour consumed and which correspond to the cost of purchasing energy – Generation component (G) -, the charges established by the CREG for the National Transmission System (STN), the Regional Transmission System (STR), the Local Distribution System (SDL), the National Dispatch Center (CND), the Regional Dispatch Center (CRD), the ASIC, the CREG, the Superintendence of Residential Public Services (SSPD), the Charges for Restrictions (R) in the STN, the Solidarity Contribution, Losses (P) and all those that are in force at the time of settling the monthly bill. Except for the cost of purchasing energy – Generation component (G) -, the other hourly Pass-Through Charges will be modified in accordance with the resolutions issued for this purpose by the CREG or the authority that takes its place. During the execution of this Contract, the charge of the Generation G Pass-Through component, for each hour, will correspond to the application of the tariff formula set forth in Annex 2 of the Contract.

The charges indicated in this section will be readjusted as follows: i) the charge of the Generation G component will be updated in accordance with the provisions of each of the Supply Contracts; and ii) the other Pass-through charges will be updated in accordance with the provisions of the current regulation.

Sección 4.03“Fee” or fee for the representation of Ecopetrol

In the event that applicable, a “Fee” or fee for the representation of Ecopetrol made by the Retailer before the MEM for the sale of surpluses resulting from Self-Generation and Cogeneration activities.

First paragraph: Transfer to the component of generation of eventual sales of surplus energy in contracts. In the event that Ecopetrol’s energy demand is lower than the total amount of energy purchased in Supply Contracts and sales settlements of such surpluses are presented on the Energy

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Convenience translation to English. Original in Spanish

Exchange, the Marketer will transfer to the calculation of the generation component of the Portfolio or Sub-Portfolios that have caused such surpluses in proportion to demand, the positive or negative delta resulting from the sale of that energy on the Energy Exchange, as specified in the formula in Annex 2.

Second Paragraph: The rates indicated in the Section 4.01 y Section 4.02, shall include all taxes, fees or contributions that are created by regulations issued after the signing of this Contract and that have an impact on the costs incurred by the Supplier in the commercialization of electricity, shall be taken into account in the Commercialization component set by the Supplier and shall be paid by Ecopetrol.

Third Paragraph: For the sole purposes of the application of the guarantee clause and the penalty clause, the value of the Contract shall be the sum of FIFTEEN TRILLION COLOMBIAN PESOS (COP $15,000,000,000,000) (the “Reference Value”), which shall be updated annually based on the variation of twelve (12) consecutive months of the CPI (Consumer Price Index). published by DANE as of December 31 of the immediately preceding year.

CLAUSE 5Payment method.

(a)

Ecopetrol will make payments in favor of the Supplier under the modality of the Supplier in arrears, upon presentation of the invoice (physical or electronic) to Ecopetrol in accordance with the Law. At the time of invoicing, the Marketer authorized by DIAN to invoice in physical (paper) must present his invoice only at the offices of the Accounts Payable Coordination provided for that purpose. If, on the other hand, you submit an electronic invoice, you will be subject to the provisions of Decrees 2242 of 2015, 358 of 2020 and Resolution 000042 of May 5, 2020, which regulate the obligation to invoice.

(b)

The bill must be submitted no later than the fifth (5th) day of the month following the month in which you supplied the energy being billed. For each day of delay in filing the invoice, an additional one (1) business day will be run from the date of payment of the same. Payment will be made within five (5) business days after the invoice is officially submitted. In the event that the invoice presents inconsistencies detected by the Contract Administrator, the date on which the corrected invoice is filed will be considered as the filing date.

(c)

Between the 1st and 4th of each month, prior to the presentation of the invoice, the Marketer must send the Excel files for the review and verification of the consumption and costs disaggregated in each of the Borders. This allows the validation of the settlements made by the Marketer and gives the guarantee so that the energy bills can be filed. Without this information, it is not possible to file the invoices.

(d)

If Ecopetrol does not pay any of the invoices generated on the occasion of the Contract within the term established once the invoice is officially submitted, it will recognize and pay the Supplier default interest equivalent to the maximum legal moratorium rate determined by the competent authority. This interest on arrears will be charged on the unpaid balances in proportion to the days of arrears.

(e)

Ecopetrol may withhold payment of all or part of any invoice from the Supplier when there are doubts or disputes regarding the accuracy of the agreed amounts, but in no case may the amounts withheld exceed the amounts in dispute. The sums that are not objected to must be paid within the period provided for in this clause. No default interest will be accrued until disputes regarding the accuracy of the agreed amounts are resolved.

(f)	If the Supplier accepts Ecopetrol’s reasons for the amount glossed, the Supplier will make the

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Convenience translation to English. Original in Spanish

corresponding adjustment or re-invoicing, and, if a balance in favor of Ecopetrol results, it will settle an update value on it at a rate equivalent to the nominal IBR for one month (Nominal Reference Bank Indicator for one month) until the date of payment.

(g)

If Ecopetrol accepts the Trader’s reasons for the amount glossed, Ecopetrol will pay it within the following eight (8) business days together with the update value from the due date of the invoice at a nominal IBR equivalent rate for one month (Nominal Reference Bank Indicator for one month) until the date of payment.

(h)

Notwithstanding the provisions of this clause, within one hundred and fifty (150) calendar days following the date of issuance of the invoice, either of the Parties may inform the other of errors or discrepancies not noticed when preparing or reviewing the invoice. If within sixty (60) calendar days of the request for revision of the invoice the other Party accepts the claim, the difference shall be reflected in the next invoice, and the Party that is required to cover such difference shall pay the same. This update will be applied proportionally from the due date of the original invoice that is modified until the due date stipulated in the credit note or adjustment invoice. If within sixty (60) calendar days following the request for review, the other Party does not accept the claim, the dispute resolution mechanisms established in the Section 24.02.

First paragraph: Form of presentation of invoices. Each of the invoices to be submitted by the Marketer must contain, at least, the following information, which must be submitted in magnetic medium and, if applicable, in physical form:

1.	Total ratio of active and reactive energy consumed and the individual cost for each Frontier.

2.	Discriminated costs associated with the generation and commercialization of energy.

3.

Necessary costs discriminated to carry the energy from the National Interconnected System to the metering terminals of the commercial border, and all other regulated charges established by the CREG, including the charge for solidarity contribution, provided that the non-regulated user is not exempt from its payment.

4.	Costs for the payment of taxes and contributions determined by current regulations.

5.	Costs for the repair or replacement of the Measuring Equipment and its associated components.

6.

The bank account receiving the payment (where the Marketer has registered more than one account). If the information is omitted, Ecopetrol will enter the first account of the Trader registered in the system.

7.	If there are assignments or endorsements in the invoices authorized by Ecopetrol , the credit transfer note, signed by the endorser, must be included.

8.

The physical filing of the invoice, if applicable, must be accompanied by the delivery of the same by magnetic means or electronically with the following supporting information: the matrix of active energy, reactive energy, settlement of regulated and non-regulated charges disaggregated in pesos and resettlement disaggregated in pesos, invoices in PDF format by Fronteras and a report of events related to current power quality indicators.

Second paragraph: In the event that the resettlements carried out by the ASIC, the Liquidator and Account Administrator (LAC), or whoever exercises such functions and the network operators, modify

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the quantities of energy supplied or its price, the Marketer will prepare and submit the adjustment notes in the month following the one in which the resettlement is published.

In the event that these resettlements are favorable to Ecopetrol and are not applied within the month following their publication, the Trader will recognize Ecopetrol’s nominal IBR equivalent rate for one month (Nominal Reference Bank Indicator for one month) until the date of payment.

Third paragraph: In order to ensure the payments arising from this Agreement, as well as the payment of the obligations of the Retailer derived from the meeting of the energy demand of the Ecopetrol Group, an autonomous patrimony will be constituted to serve as an administration and source of payments of said obligations (the “Autonomous Patrimony”).

The Autonomous Patrimony must be constituted taking into account the following rules:

●	The Trader will negotiate the terms of the Autonomous Equity with the final approval of Ecopetrol.
●	The Marketer and Ecopetrol may appear as settlors.
●	The Parties will define the obligations that must be paid from the Autonomous Patrimony.
●	The Marketer must transfer the economic rights of the Contract to the Autonomous Patrimony.
●	Ecopetrol shall pay the invoices that the Retailer issues arising from this Agreement in the Autonomous Equity account.
●	The costs of incorporation and administration will be assumed by the Trader.
●	In the event that returns generated by the Autonomous Patrimony are caused after covering their costs, they will be the property of the Marketer.
●	The Trader shall select the trustee to administer it from the list provided by Ecopetrol.

The payment instructions will be issued by the Marketer taking into account the guidelines for the constitution of the Autonomous Patrimony and Annex A which will be part of the trust contract.

●	The GMF tax caused by the payments made by the Autonomous Patrimony must be assumed by the Marketer.
●	The Autonomous Patrimony must remit the payments for which it was constituted, within the dates set for each obligation.
●	In the event that Ecopetrol terminates the Contract early, the Marketer undertakes to carry out the steps or procedures that correspond to it to assign its contractual position to the new marketer or marketers indicated by Ecopetrol. If this is not possible, the Marketer will carry out the procedures that correspond to it before the designation of a new marketer or marketers indicated by Ecopetrol, for the constitution of a new Autonomous Patrimony by the new marketer.

CLAUSE 6Obligations of the Parties.

Without prejudice to the other obligations established in this Agreement, the following are the obligations of the Parties:

Sección 6.01Obligations of the Marketer:

(a)	To provide the Marketing Service at the Borders assigned to its responsibility, under the conditions provided for in this Contract.

(b)

Request energy supply offers from MEM agents and sign the Supply Contracts with the bidders, according to the supply needs of Ecopetrol’s operations with respect to the terms, conditions and modality for the purchase of energy as indicated in Annex 3.

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(c)	In accordance with the provisions of Annex 3, the Marketer may submit its own energy offers to meet Ecopetrol’s energy demand.

(d)

Distribute the purchase of energy between Supply Contracts with MEM agents and purchases on the Energy Exchange, between the Borders, in volumes, according to Ecopetrol’s energy operational needs and the commercial strategy defined with the Marketer.

(e)	In the event that it applies, represent Ecopetrol in the sale of surpluses of Self-Generation and Cogeneration.

(f)	Provide the Contract Administrator on a quarterly basis, a report in which operations that may generate efficiencies or reduce risks are recorded.

(g)

Guarantee to Ecopetrol that the energy acquired in the Supply Contracts assigned by Ecopetrol Energía S.A.S. E.S.P., as well as the new Supply Contracts entered into with third parties, which have as their object the meeting of the demand of the Ecopetrol Group will be used exclusively for the settlement of Component G indicated in Annex 2.

(h)	To maintain in force the guarantees derived from the Supply Contracts.

(i)

Register the Borders detailed in Annex 1 of the Contract with the ASIC, as well as the agreed commercial conditions, in compliance with the provisions of Resolutions CREG 157 of 2011, CREG 038 of 2014 or those regulations that modify or complement them.

(j)

Carry out the measurement at the Borders provided for in Annex 1, that is, carry out the reading and hourly recording of the quantities of active and reactive energy and other concepts necessary for the supply of electricity to said borders, in accordance with the provisions of Resolutions CREG 156 of 2011 and CREG 038 of 2014 and other concordant regulations in force.

(k)

Notify Ecopetrol of any abnormality observed in the measurement equipment that leads to non-compliance with the Measurement Code established in Resolution CREG 038 of 2014, as well as in the technical standards issued by the National Operation Council (CNO), or in the standards that modify or complement them, in order for Ecopetrol to make the corrections and comply in a timely manner.

(l)

Without prejudice to the foregoing, with prior written authorization from Ecopetrol, Ecopetrol shall carry out the repair or replacement that may be necessary in the event of damage or disappearance of the Measuring Equipment and its associated components in order to comply with the Measurement Code and the regulations in force, within the terms and conditions provided for in the CLAUSE 11. In the event that the authorizations referred to in this paragraph are not obtained, the Supplier shall not be liable for any damage arising from the user’s omission or delay, while Ecopetrol shall be liable to the Supplier for any damage caused by the omission or delay with respect to the authorization of the adjustments proposed by the Supplier.

(m)

Communicate in a timely manner the scheduled events and abnormalities that occur in the system of the Network Operator (OR) or the national transmission system (STN) associated with the point of provision of the service. Establish a communications protocol between the Parties for scheduled maintenance, failures in the provision and emergencies and send it within three (3) months of the signing of the act of initiation of the Contract.

(n)	To manage before the agents responsible for the quality, reliability and continuity of the electric

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power service the formal complaints that Ecopetrol submits related to this aspect.

(o)

Carry out the activities of consumption measurement, billing and collection, transfer of charges and information of the border attended to on the costs and quantities of consumption associated with the supply of electricity.

(p)

When energy consumption is not recorded by the Metering Equipment for any reason, the calculation of the energy supplied during the non-metered period will be carried out in accordance with the typical curve procedure referred to in Resolution CREG 038 of 2014 and Agreement 700 of 2014 issued by the National Operation Council (“CNO”).”), or the rules that modify or complement them. When the energy consumption reported to XM, as a result of the interrogation of the metering equipment, differs from the actual consumption of the border, the Marketer will apply the recommendations established by the Advisory Committee for the Commercialization of the Electricity Sector (CAC) in Document CAC-079-20 “Energy balances due to differences with ASIC settlements” or the one that modifies or replaces it. to make the necessary adjustments. This value will be recognized by Ecopetrol to the extent that it does not correspond to events attributable to the Trader.

(q)

The Marketer must have a technical ally that has crews at the national level, of rapid reaction with the aim of carrying out the normalization of Borders in the event of failures of these, within the deadlines established in the current regulation, Code of Measurement.

(r)

Carry out the pertinent procedures before the competent authorities of the sector that are in charge of ensuring compliance with the conditions established in the regulation (Resolution 108 of 1997, Distribution Code, contained in Resolution CREG 070 of 1998 and Measurement Code, provided for in Resolution CREG 038 of 2014 and other regulations that replace them, complement or modify), which allow Ecopetrol to obtain the indemnities and compensations that may be applicable, when there are variations in the quality and continuity of the supply of electricity, without this implying the effective obtaining of such indemnities or compensations. This, in order to maintain the agreed technical conditions, adjusted to the parameters indicated in the resolutions issued by the CREG.

(s)

At the time of signing the Contract, appoint a representative of the Supplier for direct attention to Ecopetrol, who will be the direct channel for management and communication, request for information and support in the event of eventualities inherent to the execution of the Contract.

(t)

Inform Ecopetrol of changes in the market’s own regulations, related to the execution of this Contract or that have an impact on it, reporting in detail the incidents in procedures and possible economic effects derived from them.

(u)	Apply all the criteria for the protection of the user, established in the Law, and in particular not to commit abuse of a dominant position against Ecopetrol.

(v)

Perform the obligations under this Agreement in a manner that does not infringe or violate, by unlawfully obtaining, any patent, trade secret, copyright, or other proprietary rights of any third party.

(w)

Interact with the Contract Administrator, who is the person established as a direct contact during the duration of the Contract and is authorized to act on behalf of Ecopetrol, as long as their instructions are given in the performance of the functions that correspond to them within the execution of the Contract.

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(x)	Deliver the guarantees to the market required to support the attention of the energy demand of the Ecopetrol Group and, in general, of all the commercial demand that it meets in the market.

(y)	To sign the Supply Contracts derived from the energy purchase processes defined in Annex 3 of the Contract.

(z)

In consideration of the assignment of the Supply Contracts and the Borders transferred by Ecopetrol Energía S.A.S. E.S.P. to the Trader, the payment of obligations or sums in favor of Ecopetrol Energía S.A.S. E.S.P. settled by XM or by any market agent once the Borders are registered in the name of the Trader will be collected or transferred to Ecopetrol through this Agreement provided that they are duly supported and accredited.

(aa)	Provide the information in the terms determined by Ecopetrol on commercial transactions and consumption of the Borders of the Business Group, published by XM and the CGM of the Trader.

(bb)

Strictly comply with all the obligations established in this Contract and execute it in good faith, in accordance with Article 1603 of the Civil Code; therefore, it is bound not only to what is expressed in the Contract, but to all things that emanate precisely from the nature of the different obligations agreed therein, or that by the Law belong to it. In accordance with the foregoing, the Law applies to this Agreement, so it is obliged to comply with them regardless of whether or not they are expressly stated in this Agreement.

Sección 6.02 Ecopetrol’s obligations:

(a)	Perform the activities described in this Agreement in Exhibit 3.

(b)	Inform the Marketer of Ecopetrol’s decision to add or exclude Borders or to move them at any time.

(c)	To facilitate access to the information required by the Marketer for the execution of the Contract.

(d)	Comply with the payment obligations of the energy invoiced by the Retailer.

(e)

To comply with the Supplier’s recommendations regarding compliance with the Measurement Code established in Resolution CREG 038 of 2014, within the deadlines provided therein, as well as the technical standards issued by the National Operation Council (CNO), or the standards that modify or complement them.

(f)	Notify the Marketer of any abnormality observed in the Measuring Equipment.

(g)

Have multifunctional meters at each Border, with the technical characteristics established by Law for the measurement of the energy and power supplied. Ecopetrol will connect the meters in accordance with the communication conditions required by regulation and will ensure their proper operation.

(h)

Strictly comply with all the obligations established in this Contract and execute it in good faith, in accordance with Article 1603 of the Civil Code; therefore, it is bound not only to what is expressed in the Contract, but to all things that emanate precisely from the nature of the different obligations agreed therein, or that by the Law belong to it. In accordance with the foregoing, the Law applies to this Agreement, so it is obliged to comply with them regardless

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of whether or not they are expressly stated in this Agreement.

CLAUSE 7Liability of the Marketer and indemnity.

Sección 7.01Liability of the Marketer

(a)

The responsibility for providing the energy marketing service subject to this Contract shall correspond to the Trader, in accordance with the provisions of the Law and any supervision, review, verification or inspection carried out by Ecopetrol or its representatives on the activities, equipment, processes, products, inputs and other elements of this Contract, to be implemented, developed, carried out or delivered by the Marketer, shall not exempt the latter from its responsibility for the due compliance with the obligations of the Law arising from the Contract.

(b)

The reliability, continuity and quality of the energy service will be those provided at all times by the transmitter/distributor of the area or whoever provides this service or who the regulation defines and will be governed in accordance with the Law that is applicable to the sector, Resolutions CREG 070 of 1998 and 097 of 2008. Notwithstanding the foregoing, it is the responsibility of the Retailer to manage with the agents responsible for the quality, reliability and continuity of the electric energy service the claims or formal requests that Ecopetrol submits.

(c)

The general conditions of the supply of electricity through this Contract shall be subject to the provisions of the Rationing Codes, Network Code, Measurement Code, Commercial Code, Distribution Code and others regulated by the CREG or the Ministry of Mines and Energy, in accordance with their functions.

Sección 7.02Indemnity.

Each Party shall indemnify and defend at its own expense the other Party, as well as the employees thereof, from any claim, complaint, suit or demand brought by third parties based on acts and omissions attributable to it in the performance of this Agreement (the “Third Party Claim”). Likewise, they will do their best to prevent their employees and/or their relatives, creditors, contractors, suppliers, subcontractors and/or third parties, from filing claims (judicial or extrajudicial) against the other Party, on the occasion of or by reason of their actions or omissions derived from the execution of the Contract.

Sección 7.03Complaint procedure.

In the event that one of the Parties has to answer to the other, in accordance with the Section 7.02, the following procedure shall be followed:

(a)

In the event that (a) a Third-Party Claim is filed, (b) any Indemnifying Party shall send to the Indemnifying Party a written notice specifying the nature of the claim or demand and the estimated amount or amount (which estimate shall not be construed as final) of such claim or demand, together with copies of the relevant documents.

(b)

Upon the Third-Party Claim, the Indemnifying Party shall assume the defense on behalf of and at the expense of the Indemnifying Party, employing for such purposes such personnel, experts, consultants, advisors and attorneys-in-fact as it in good faith deems necessary or appropriate. Notwithstanding the foregoing, the Indemnifying Party may, from the time it becomes aware

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of any Third-Party Claim, directly assume the defense of the Third-Party Claim, take such actions and employ such personnel and experts, consultants, advisors, and attorneys-in-fact as it deems necessary or appropriate to assume the defense against such claim.

(c)

Unless you have chosen not to directly defend the Third Party Claim, the defense strategy against the Third Party will be defined by the Indemnifying Party. If the Indemnifying Party has not exercised its right to assume the defense of the Third Party Claim, the defense strategy shall be defined by the Indemnifying Party, in consultation with the Indemnifying Party, taking into account that the Indemnifying Party shall not enter into settlements, settlements, or acquiescence without prior consent, express and written statement from an authorized representative of the Indemnifying Party.

(d)	In all cases, either the Indemnifying Party or the Indemnifying Party shall conduct the defense in good faith and diligently and the costs and expenses shall be borne by the Indemnifying Party.

(e)

Each Party shall cooperate with the other Party in order to ensure an appropriate and sufficient defense against the Third Party Claim, whether or not it leads to the payment of compensation in accordance with this Clause and each Party agrees to exercise and cause the attorney-in-fact chosen by it to exercise, against any Third Party Claim, a diligent and good faith defense.

(f)	If the Indemnifying Party does not agree with the claim, it may be submitted to the dispute settlement mechanism set forth in the Section 24.02 of this Agreement.

(g)	The amount of a claim shall be understood to be final and conclusive:

(i)	When it has been expressly accepted in writing by an authorized representative of the indemnifying Party;

(ii)

Unless there is an arbitration dispute between the Parties conducted in accordance with the provisions of the Section 24.02, where a claim arising out of a Third-Party Claim is defined by the Indemnifying Party, or the Indemnifying Party with the prior and favorable approval of the Indemnifying Party, or by the Parties and the third party through settlement or settlement, or (and) a final judicial or arbitral decision has been made, of last instance with the effect of res judicata, against which no appeal is admissible; or

(iii)

In the case of a final and final decision of the arbitration tribunal referred to in the Section 24.02 of this Contract of last instance with the effect of res judicata, against which no appeal is admissible.

(iv)

In these events, it will be understood that such amounts are an enforceable payment obligation on the Indemnifying Party, who must pay it to the Indemnifying Party within ten (10) business days following the date on which its amount has been conclusively and definitively determined and said payment must be made in Colombian pesos by bank transfer.

(v)	As soon as the payment is made, the matter that was subject to compensation will be understood to have been definitively resolved.

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CLAUSE 8Energy Rationing.

In the event of an Energy Rationing decreed by the competent authority or as a result of unavailability in the National or Regional Transmission System, the energy supply must be adjusted to the conditions and requirements established by the competent authority for such circumstances. In this case, the Marketer will not be liable for non-compliance with the contractual obligations for the sale of electricity caused by virtue of Energy Rationing. If, as a result of the above, the competent authorities modify the regulation in such a way that it implies a serious impact on the Retailer’s initial economic conditions of the Contract, the Retailer may request the renegotiation of the conditions of the Contract. The other terms and conditions of the Contract shall not be understood to be modified as long as they are not affected by the declaration of an Energy Rationing.

CLAUSE 9Solidarity contribution.

(a)

As long as it is compatible with the Law, the percentage that will be applied to Ecopetrol’s rate will be twenty percent (20%) of the cost of providing the service, which includes the values obtained by applying the provisions of this Clause.

(b)

In the event that the energy consumption subject to this Contract is exempt from the collection of the solidarity contribution, Ecopetrol must notify the Retailer in writing, indicating its interest in accessing this exemption in terms of the fact that its consumption is not subject to the payment of the contribution and the reasons for the exemption for the Supplier to report the required documentation. analyzes it, verifies compliance with the requirements and schedules, if it deems it necessary, a visit to the property, complying with the procedure established in the Law or modifies, updates or replaces it. In any case, Ecopetrol will be solely and exclusively responsible for processing the benefit to guarantee that its consumption is legally exempt from the payment of the contribution.

(c)	Ecopetrol is obliged to inform the Marketer of any change in the use of all or part of the energy of the border that accessed the tax benefit.

(d)	Every six (6) months, Ecopetrol must request to maintain the benefit, for which it must make use of the procedure established in the Law or the Law modifies, updates or replaces it.

CLAUSE 10Transport, distribution and delivery of energy.

The transport, distribution and delivery of the energy will be in charge of the STN and the Network Operator or whoever the Law defines, which is legally responsible for the quality and continuity of the electric energy service, therefore, the Marketer will not be responsible for failures in the electric energy service. However, the Marketer will manage with the Controller any requirements regarding quality and continuity of service that may arise during the term of the Contract and must ensure that the Responsible Parties recognize the compensations that the regulation allows and when they apply.

CLAUSE 11Measurement Equipment.

In accordance with Law 142 of 1994 and Resolutions CREG 108 of 1997 and CREG 070 of 1998, Ecopetrol is responsible for the measurement system, which includes the Measuring Equipment.

(a)

Ecopetrol must guarantee that its measurement system complies with the technical requirements established in the Measurement Code and in the resolutions that add, modify and/or replace it; Perform installation, initial and periodic verification, replacement of non-

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conforming components and maintenance of the measurement system at its own cost and facilitate access to the component measurement and sealing system.

(b)	The verification of the measurement system may be requested by any of the Parties interested in the results of the measurements carried out at a Border, for which the rules established in the

Measurement Code and in Resolutions CREG 156 of 2011 and CREG 157 of 2011 or that which modifies it will be applied. add or replace.

(c)

When Ecopetrol requests the Retailer to carry out a technical visit or the intervention or repair of the Metering Equipment, the work report signed by the Parties at the time of the technical management by the Retailer shall indicate the specific activity carried out on the Metering Equipment. This document will constitute the support for the billing and collection by the Supplier of the services derived from such management in the event that charges are generated for Ecopetrol during said visit.

(d)

When, at the initiative of the Trader, a technical visit is made to the Metering Equipment, the work report that the Parties sign at the time of the technical management by the Retailer shall indicate the specific activity carried out on the Metering Equipment, but in this case ECOPETROL shall not be charged for the services. The values established for the possible activities to be carried out on the Measuring Equipment must correspond to reasonable and market costs.

(e)

The reading of the recorded energy consumption will be carried out by the Retailer by means of a remote, direct and exclusive communication system for the interrogation of the meter of each of the Borders indicated in Annex 1, 24 hours a day.

(f)

The Marketer shall monitor the meter and notify Ecopetrol of any abnormality or anomaly observed in the Metering Equipment or in the associated communication systems. This, with the purpose that Ecopetrol carries out the corrective measures, within the deadlines established by CREG Resolution No. 038 of 2014 or the regulations that modify, replace and/or replace it. In the event that Ecopetrol does not make corrections and/or repairs within this period, the Retailer may do so directly. In this case, Ecopetrol will assume all the costs and expenses incurred by the Retailer, which will be invoiced and charged by the Retailer on the energy bill.

(g)

Taking into account the above, once a fault is identified in the elements of the Measuring Equipment or in the communication systems required for the remote interrogation of the Measuring Equipment, the Marketer will submit a quote to correct the fault within the deadlines established by CREG Resolution No. 038 of 2014 or the regulations that modify it. replace and/or replace. Such quotation must be approved by Ecopetrol within a maximum period of five (5) days, counted from its submission. In the event that Ecopetrol does not accept the quote and/or does not repair or replace the Metering Equipment in accordance with the Trader’s request, Ecopetrol will assume the risks associated with such non-compliance.

(h)

In the event that Ecopetrol (i) does not allow the Supplier to inspect or remove the Metering Equipment including, but not limited to, the current and potential transformers, and/or prevents the disconnection (de-energization) that must be carried out to review the connections and transformer ratios; and/or (ii) causes the breaking of seals, or allows it to occur, will be solely and exclusively responsible for all costs, expenses and damages that this causes and this will lead the Marketer to take the appropriate and pertinent legal actions, as well as to terminate the contractual relationship.

(i)	When the Retailer, the Network Operator or the competent authority deems it necessary to

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verify the correct operation of the Metering Equipment, the Marketer shall be entitled to request Ecopetrol to repair or replace the Metering Equipment that presents failures or distortions in the measurement of Ecopetrol’s energy consumption, at Ecopetrol’s expense. If Ecopetrol has not repaired or replaced the Metering Equipment in accordance with the Trader’s request, within the deadlines established by Law, it assumes the risk of falling into the regulated market in accordance with the procedure established by Law.

(j)

When the management of scheduled events, maneuvers and attention to failures or abnormalities occurring in the system of the Network Operator (OR) or the national transmission system (STN) associated with the point of provision of the service is required, Ecopetrol will recognize the charges that apply in its capacity as a non-regulated user after sending the information supporting the maneuver through the Supplier. within the deadlines established in the Law, for which the Marketer must include it as an additional item in the consumption bill for the corresponding month.

(k)	Ecopetrol shall be obliged to immediately notify the Supplier of any anomaly, distortion or alteration in the Metering Equipment that may affect the measurement of Ecopetrol’s energy consumption.

(l)

If the Retailer detects or suspects any adulteration, fraud or any irregularity that aims to distort the measure or prevent consumption from being recorded in its entirety, it must notify Ecopetrol of the alleged irregularities, frauds or adulterations found, indicating the evidence on which it is based. A copy of the verification report drawn up on the ground by the Marketer in the presence of Ecopetrol must be attached to said notification.

(m)

The Retailer may request the termination of the Contract and demand payment for the consumption of unbilled energy and the damages caused to the Retailer, in the following cases: (i) the proven existence of fraud in the connections and connections of the Metering Equipment; (ii) the proven existence of direct connections to the network before the Metering Equipment that affect the measurement of consumption, as well as the inversion of phases or by-pass in the meter; (iii) or any other fraudulent or improper action, act or maneuver by Ecopetrol contrary to the Law that alters, distorts or prevents the proper functioning of the Metering Equipment.

(n)

The mere existence of external irregularities in the Measuring Equipment such as: broken seals, breakage of lids or protective glass does not constitute full evidence to terminate the Contract or to demand payment of the damages caused. In this case, the Marketer, in the presence of Ecopetrol, must remove the Metering Equipment allegedly affected to technically verify the possible existence of manipulation and internal alteration. The removal of the Measuring Equipment allegedly affected must be recorded in a record duly signed by the Parties.

(o)

In accordance with the provisions of the Measurement Code, the costs of verification will be borne by the person who has requested it. When non-compliance with the current Measurement Code, fraud or improper intervention in the measurement system is found, this cost must be assumed by the Border representative, who will transfer it to the person responsible for the conduct.

(p)	In this way, in order to guarantee Ecopetrol’s due process and right of defense, the following procedure will be followed:

(i)	The tests carried out on the Measuring Equipment, subject to recall, must be carried out in a laboratory accredited by the Superintendence of Industry and Commerce or by any

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other competent and authorized body for this purpose, in order to verify the possible existence of tampering with the Measuring Equipment. The date, time and place of the tests must be notified to Ecopetrol, so that it can participate or send an expert to witness the execution of said tests.

(ii)

The Marketer shall notify Ecopetrol of the results of the tests of the Measuring Equipment and, in the event that such results show that there was adulteration and irregularities in the same, Ecopetrol shall justify the alleged distortion, irregularity, fraud, anomaly or violation within five (5) business days following the communication received from the Supplier informing of the situation found.

(iii)

If, based on the evidence provided by the Supplier or Ecopetrol, it is determined that there has been fraud, adulteration or any other irregularity in the measurement of energy consumption, the Supplier may (i) request the termination of the Contract; and (ii) require Ecopetrol to pay for the unbilled consumption and damages caused to the Supplier.

Paragraph: In compliance with Article 23 of Resolution CREG 038 of 2014 or that which modifies or replaces it, the Marketer must carry out the initial verifications at all the Borders of Annex 1 prior to registering the request for change of Marketer before the ASIC.

The Parties shall sign an operational act of initiation of the Contract in which Ecopetrol details and certifies the status of full compliance with the provisions of the aforementioned resolution of the borders ceded to the Trader. In the event that there are borders that do not meet all the criteria established in Resolution CREG 038 of 2014 or that which modifies or replaces it, Ecopetrol will assume the costs and risks associated with such non-compliance and will define an action plan for the normalization or adaptation of the same.

CLAUSE 12Absence of an employment relationship.

The Parties agree that there will be no employment relationship between them or between the personnel used by the Marketer in the execution of this Contract. The relationship between the Parties is of a purely commercial nature. The Retailer shall be responsible for the payment of salaries, social benefits and indemnities of all personnel employed in the execution of the Contract, in accordance with the provisions of the Substantive Labor Code and other complementary legal regulations. Consequently, the Distributor shall be solely responsible for the compensation caused by the unilateral termination of work contracts.

CLAUSE 13Guarantees.

The Parties shall guarantee compliance with the obligations they acquire by this Agreement in the following terms:

A.	On the part of the Marketer:

Within ten (10) Business Days following the Date of Signature of the Contract, the Marketer must provide a guarantee that covers the fulfillment of the obligations contained in the Contract, under any of the following modalities:

Sección 13.01 A bank guarantee, a compliance policy or a joint and several guarantee from the parent company, which must meet the conditions required and previously approved by Ecopetrol, in

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accordance with the formats that Ecopetrol will provide for this purpose in terms of the object, issuer, clauses, general / particular conditions, value, validity and coverage:

(i)

If a bank guarantee is used, it must be issued by a financial institution accepted by Ecopetrol. In such case, one or more bank guarantees may be delivered to Ecopetrol to guarantee compliance with the obligations contained in the Contract. The bank guarantees issued to guarantee the Contract must be irrevocable, be recognized on first demand or first demand and must expressly state that the issuer waives the benefit of exclusion contemplated in article 2383 of the Civil Code. The amount and validity of the bank guarantee will correspond to those provided for the protection of the performance policy for the execution of the Contract. It must be constituted in accordance with the terms indicated in Annex 7.

(ii)

If a joint and several guarantee from the parent company is used to guarantee the fulfillment of the obligations contained in the Contract, it must be granted unconditionally and irrevocably by the guarantor as the main debtor in favor of the Marketer under the terms indicated in Annex 8. The amount of the guarantee will correspond to the amount provided for the protection of the performance policy.

Its validity will be counted from the Date of Signature, including the term of execution of the Contract, as well as the term of the final balance of the same and any modification or extension of its term of performance.

(iii)	If a compliance policy is used, it must be issued in favor of Ecopetrol and be constituted by an Insurance Company legally authorized to operate in Colombia.

Sección 13.02The Supplier is aware of and accepts that the conditions of the insurance policies are set out in the INTERNAL RISK MANAGEMENT SYSTEM FOR CONTRACTING – SARIC that has been generated for Ecopetrol, which satisfies the guidelines on insurance and transfer of its risks and which consists of an insurance scheme (policy) in which Ecopetrol holds the qualities of policyholder. insured and beneficiary. The Marketer will be guaranteed and/or guaranteed. If the Retailer uses the policy option to guarantee compliance with this Agreement, Ecopetrol accepts that Ecopetrol is the holder of the risk to be insured by means of the insurance referred to in this clause, especially those related to the general fulfillment of the obligations of the execution and development of the Contract, so Ecopetrol is legally entitled to determine the insurance conditions that the insurance must comply with by means of from which this risk will be transferred to the insurance company. For the issuance of the insurance certificate, the insurer will request additional information that the Marketer must provide.

Sección 13.03The performance policy must contain the protections indicated below during the Term of execution of the Contract. The protection of compliance with the Contract will guarantee compliance with each and every one of the obligations of the Marketer, the payment of Constraints and the Penalty Clause, and must include:

(i)	A value insured by zero point sixty-three percent (0.63%) of the Reference Value indicated in the Third Paragraph of Clause Four.

(ii)

A term of four (4) years from the Date of Signature, which must be renewed sixty (60) Days prior to the date of its expiration by another guarantee admissible in this clause for the same period and until the termination of the Agreement. The renewal of the policy for the last period of the Contract must include the term of the final balance. If the guarantor for a given term decides not to continue guaranteeing the subsequent period, it must inform Ecopetrol of its decision in writing six (6) months prior to the expiration of the guarantee term. This notice will

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not affect the warranty of the insured stage. Failure to obtain the extension of the policy will not result in the insured affecting the guarantee (policy) in force. If the guarantor does not give the notice in advance and the Marketer does not obtain a new guarantee, it is obliged to guarantee the subsequent period. In the event that the new guarantee is not renewed or not constituted with the required notice, it will be considered as a certain, ostensible and unjustified breach of obligations by the Retailer, which may lead to the early termination of the Contract.

Sección 13.04The parent company’s joint and several guarantee must ensure during the term of the Contract that the guarantor maintains the risk rating on a local scale between AAA and AA-, according to the Fitch Ratings risk rating scale or its equivalent, depending on the risk rating agency, at the Colombian level, in accordance with the provisions of Table 1 of Annex 8. If the guarantor has an international rating, the scale must be at least BBB- (Fitch) or any of those indicated in numeral 10 of Table 2 of Annex 8.

For the purposes of accrediting compliance with the obligations described in this Section, the Marketer must provide the certification of the qualification of its guarantor each year, counted from the Date of Signature. In the event that the guarantor loses the required qualification grade, it must replace the guarantee with any of the other alternatives indicated in this Clause 13 in the shortest possible time.

First paragraph: Common provisions for guarantees and insurance:

(a)	The covers must clearly and expressly contain the scope and amount of the risk covered.
(b)	The Marketer must replace the guarantees or insurance when the value of the same is affected by accidents.
(c)	In the event that the value of the Contract is increased or its validity is extended, the Marketer must extend or extend the corresponding guarantees and insurance.
(d)	The costs for the issuance of guarantees and insurance, their additions or extensions, will be borne exclusively by the Marketer.

Second Paragraph: The Retailer acknowledges and accepts that the personal data and confidential information provided to Ecopetrol, may be shared, transmitted, delivered, transferred or disclosed to Aon Risk Services Colombia S.A. Insurance Brokers, and the Insurer(s), for all pre-contractual and contractual purposes that include the placement of the insurance. Regarding the processing of personal data, Ecopetrol will act as responsible and Aon Risk Services Colombia S.A. Insurance Brokers, and the Insurer(s) will be in charge of handling the information for the processing of the policy for compliance with the Contract. Therefore, the BUYER declares to have the prior and informed authorization of the owner of the data, in accordance with the Colombian personal data protection regime.

A.	On the part of Ecopetrol:

Within thirty (30) Calendar Days following the date on which the Autonomous Equity indicated in the third paragraph of Clause 5 Payment Method of this Agreement is constituted, Ecopetrol shall constitute a bank guarantee to cover the fulfillment of its payment obligations, which shall be issued by a financial institution accepted by the Trader. Ecopetrol may provide the Marketer with one or more bank guarantees. The bank guarantees issued to guarantee the Contract must be irrevocable, be recognized on first demand or first demand and must expressly state that the issuer waives the benefit of exclusion contemplated in article 2383 of the Civil Code.

The bank guarantee must be constituted under the following terms:

(i)	An insured value for the sum of EIGHTY-FOUR TRILLION COLOMBIAN PESOS (COP

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$84,000,000,000), which supports approximately one month of supply which will be updated annually based on the variation of twelve (12) consecutive months of the CPI (Consumer Price Index), published by DANE as of December 31 of the immediately preceding year. If, depending on the conditions of the Wholesale Energy Market, this indexed value does not cover the aforementioned supply value, Ecopetrol undertakes to adjust the value of the guarantee.

(ii)	Its beneficiary will be the Autonomous Patrimony indicated in the third paragraph of Clause 5 Method of Payment of this Agreement.

(iii)

A validity of one (1) year from the date on which the Autonomous Patrimony indicated in the third paragraph of Clause 5 Method of Payment of this Agreement is constituted, which must be renewed sixty (60) Calendar Days prior to the date of its expiration by another guarantee admissible in this clause for the same period and until the end of the Contract. The renewal of the guarantee for the last period of the Contract must include the term of the final balance. In the event that the new guarantee is not renewed or not constituted with the required anticipation, it will be considered as a certain, ostensible and unjustified breach of obligations by Ecopetrol that may lead to the early termination of the Contract.

CLAUSE 14Constraints.

Sección 14.01In order to ensure compliance with the obligations of this Agreement, the Trader, in development of the principle of the autonomy of the private will exercised through the execution of this Agreement, submits, accepts and authorizes that in the event of non-compliance with the obligations for which it is responsible set forth below, Ecopetrol by way of enforcement, may take the pertinent actions for the collection and effective recognition of the amount owed for this concept with its corresponding interest, which includes, but is not limited to, the deduction of the balances in favor of the Marketer or any sum owed by Ecopetrol.

Enforcement will proceed in the following scenarios of non-compliance with the obligations by the Retailer, independently:

(a)	When the period indicated for constituting the Guarantees of the Contract or their renewal is exceeded.
(b)

When the period agreed between the Parties for the registration with the ASIC of the existing Borders and the new Borders is exceeded due to actions or omissions attributable to the Marketer, as well as the agreed commercial conditions, in compliance with the provisions of Resolutions CREG 157 of 2011, CREG 038 of 2014 or those regulations that modify or complement them.

(c)	When it fails to comply with the dates and activities agreed upon in the Procedure for the Management of Energy Purchase and Portfolio Coverage, indicated in Annex 3.
(d)	When it fails to comply with its duty to communicate scheduled events and abnormalities that have occurred in the system of the network operators.
(e)

When it fails to comply with its duty to manage before the agents responsible for the quality, reliability and continuity of the electric energy service the formal complaints that Ecopetrol submits related to this aspect.

(f)	When the Marketer fails to comply with the obligations indicated in the Law.

Sección 14.02When the Retailer incurs in any of the default scenarios indicated above, an enforcement of THREE MILLION COLOMBIAN PESOS ($3,000,000) will be applied for each Day of delay for a maximum of sixty (60) Days.

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Sección 14.03 In the event that at the time of registration of a Supply Contract, for reasons attributable to the Marketer, either for not complying with the CROM, or because it is not at peace and safety with the ASIC, or for any other reason, including the presentation of the guarantees defined in the current regulation, complying with the provisions of article five of resolution CREG 006 of 2003 and consequently the ASIC rejects the registration of the contract and the date of entry into operation of the same is delayed, the Merchant will recognize to Ecopetrol the difference effectively paid between the price of the Supply Contract and the hourly price of the National Energy Exchange, in the TXF version, during the displaced period, roofed at the scarcity price, multiplied hourly by the amounts of energy contracted during the days of travel. This will only occur in the event that transactions on the Energy Exchange have harmed Ecopetrol.

Sección 14.04For the purposes of this clause, the following procedure shall be followed:

(i)	The Administrator shall notify the Marketer in writing of the failure to comply with the contractual obligation, specifying its content and scope.

(ii)	Once the communication is received, within the following three (3) Business Days, the Marketer may respond to it.

(iii)

The Contract Administrator will analyze the explanations provided by the Marketer and if these are constituted as Events Exempt from Liability in accordance with the Law, he will inform the Merchant. Otherwise, the Administrator will inform you that the coercion has been caused and the deduction provided for in this clause will be made. The same communication will be given in the event that the Marketer does not indicate any reason.

(iv)

The obligation will be caused by each day of delay and the Marketer will be obliged to pay it once the steps described in points (i) to (iii) of the procedure of the following clause have been carried out, without the Marketer having submitted explanations that are considered as Exempt Events from Liability. If the Retailer does not pay it within said period, default interest equivalent to the maximum rate established by the Applicable Law will be charged. It should be noted that in this event, the enforcement will be caused retroactively by the number of days for which the non-compliance has been prolonged

Paragraph: If the Supplier does not pay the obligation and there are no balances in favor of the Supplier to deduct the sums resulting from the application of this Clause, Ecopetrol shall be entitled to make them effective under the protection of compliance with the respective guarantee. If neither one nor the other is possible, Ecopetrol, in development of the principle of the autonomy of the private will, will be empowered to collect its value by enforceable means, for which the Contract, together with the communications through which the procedure provided for in this Clause is exhausted, will lend the merit of an enforceable title, the Supplier waiving the prior notice and/or the prior judicial counterclaim to constitute it in arrears.

The fact of making the deduction effective will not mean that the obligations arising from the Contract have been extinguished, nor will the Marketer be exempted from compensation for the corresponding damages.

CLAUSE 15Penalty clause.

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If either Party exercises early termination of the Contract or there is a definitive breach of the Contract, the other Party agrees to pay to the Fulfilled Party, as a penalty, the following sum, as an advance and partial estimate of the damages caused:

(a)

If the defaulting party is the Trader, an amount equivalent to zero point sixty-three percent (0.63%) of the Reference Value indicated in the Third Paragraph of Clause Four, regardless of the time in which the Contract is terminated for this reason.

(b)

If the defaulting Party is Ecopetrol, an amount equivalent to zero point sixty-three percent (0.63%) of the Reference Value indicated in the Third Paragraph of Clause Four, multiplied by the proportion of the time remaining in the execution of the Contract ((15 – Execution Time) / 15).

In order for the provisions of this clause to operate, the following procedure shall be observed:

(i)

The Complied Party shall notify the other Party of its non-compliance in writing by means of e-mail, letter or any other written means known or to be known, indicating the reasons that support it and the percentage for the Penalty Clause to be applied, as provided in this clause, without prejudice to other actions that assist said Party legally and contractually.

(ii)

Upon receipt of the communication, the non-compliant Party will have a period of five (5) Business Days following its receipt to indicate the reasons in case it considers that it does not have responsibility in relation to the fact communicated.

The Party that complies shall analyze the explanations provided by the other Party and, if they are acceptable, shall inform the other Party. Otherwise, he shall inform him that he will proceed to apply the penalty.

(iii)

In the event that, within the period indicated, the non-compliant Party does not indicate any reason or justification with respect to its responsibility in relation to the reported fact, the non-compliance will be considered accepted and consequently the compliant Party will proceed by communication addressed to the non-compliant Party, to the application of the penalty.

(iv)

The value of the Penalty Clause may be deducted from any outstanding balance in favor of any of the Parties or, in the case of the Marketer, make it effective against the protection of compliance with the guarantee. Likewise, the Parties may collect it through enforcement proceedings, for which the Contract, together with the communications through which the procedure provided for in this Clause is exhausted, will lend the merit of an enforceable title, the Parties waiving prior notice and/or prior judicial counterclaim to constitute it in arrears.

The Penalty Clause does not exclude compensation for damages to be paid by the defaulting Party, if the amount of these is greater than the value of the clause agreed herein.

Taking into account that the payment of the penalty does not mean that the main obligation of either Party to compensate the damages caused to the other as a result of the breach of the Contract is extinguished, the Fulfilled Party may enforce the Penalty Clause in the manner indicated above, as well as demand compliance with the unfulfilled obligation or request the recognition and payment of the performance guarantee constituted in favor of the Penalty Parties. of Ecopetrol in the case of the Supplier or demand the payment of compensation for the damages caused by the breach of the Contract.

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CLAUSE 16Exemptions from liability.

None of the Parties shall be liable for any breach of the obligations it assumes, when such breach, in whole or in part, is caused by facts or circumstances which, in accordance with the Law, are exempt from liability.

Provided that the parameters provided for in the Law for exemptions from liability are met, the following events are considered to be exemptions from liability:

(a)Restrictions on the supply of energy, due to rationing of energy or power, decreed at national and/or local level by the competent authority.

(b)	The non-supply of energy due to limitations in the transmission networks that are not owned by the Retailer.

(c)

The facts or circumstances that, in accordance with the Law, are exempt from liability and make it impossible to comply with the obligation, in accordance with the provisions of this Clause, will give rise to the total or partial suspension of the obligations arising from the Contract, which will be recorded in the respective minutes, until the following procedure is followed:

(i)

Either Party, within seventy-two (72) hours following the occurrence of facts or circumstances that in accordance with the Law are exempt from liability, which prevent the total or partial execution of the Contract, shall notify the other in writing of such situation, informing it, at least, about:

1.	The occurrence of the event and the justification of why it constitutes exoneration of responsibility.

2.	The evidence necessary to demonstrate the existence of the alleged fact constituting exoneration of liability.

3.

The description of the obligations that the alleged event prevents from being executed, with an explanation of why, that is, the causal link between the fact and the obstruction to perform the obligation.

4.	The period within which the Party considers that the circumstances constituting exoneration of liability will disappear, or within which it will be able to overcome them.

5.	If necessary, the measures that the Party will use to prevent the effects of these alleged events from spreading or aggravating.

(ii)

Within seventy-two (72) hours following the filing of the communication referred to in the preceding paragraph, the Party that receives the notice of notification of the occurrence of the alleged event shall pronounce itself in relation to it, proceeding in accordance with the Applicable Law, and if applicable, to sign with the other Party the act of suspension of the Contract in which it shall be indicated:

1.	The occurrence of the facts.

2.	The obligations of the Contract whose execution is suspended.

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3.

The estimated period of the suspension of the execution of said obligations, the expiration of which will lead to the resumption of activities, unless the circumstances that gave rise to it have not disappeared.

CLAUSE 17Limitation of Liability.

Each Party’s liability under this Agreement in connection with any and all claims or indemnities arising out of, relating to, or resulting from this Agreement shall be limited to the extent set forth below:

1.In favor of the Marketer:

The Supplier’s liability shall in no case exceed zero point sixty-three percent (0.63%) of the Reference Value indicated in the Third Paragraph of Clause Four (the “Limit of Liability of the Supplier”). The Limit of Liability of the Marketer will include damages for consequential damages and loss of profit and will have the following exceptions:

(a)	The fulfillment of labor obligations of the Marketer, its subcontractors and its suppliers.
(b)	Debts of the Trader, its subcontractors and its suppliers to third parties.
(c)	Damage caused by intent or gross negligence.
(d)	Non-contractual civil liability.
(e)	The imposition of constraints or sanctions by Government Authorities on the Marketer for reasons attributable to it.
(f)	Liability arising from indemnities payable by the Marketer related to third-party claims.
(g)	If applicable, compliance with environmental obligations and environmental damages.

2.In favor of Ecopetrol:

Ecopetrol’s liability shall in no case exceed zero point sixty-three percent (0.63%) of the Reference Value indicated in the Third Paragraph of Clause Four (the “Ecopetrol Liability Limit”). Ecopetrol’s Limit of Liability will include damages for consequential damages and loss of profits and will have the following exceptions:

(a)	Damage caused by intent or gross negligence.
(b)	Non-contractual civil liability.
(c)	The imposition of fines or sanctions by Government Authorities on the Marketer for reasons attributable to Ecopetrol.
(d)	The liability derived from the indemnities to be borne by Ecopetrol, related to claims.

CLAUSE 18Declarations by the Parties.

As of the Date of Signature, each Party represents and warrants that the following statements are true, correct, and complete:

Sección 18.01Trader’s Statements:

(a)	It is a legal person duly constituted and existing in accordance with the Law.

(b)	It complies with the provisions of the Law, its activities and the provisions of its statutes.

(c)	It has legal capacity, as well as the power and authorizations that are required to sign and comply with this Agreement and each of the other documents and instruments that may be

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necessary to sign.

(d)	You are not subject to any bankruptcy, mandatory liquidation, or restructuring under the Law that prevents you from carrying out the transactions contemplated by this Agreement.

(e)	The signing and performance of this Agreement has been duly authorised by the competent corporate bodies.

(f)	It has sufficient assets and resources for the purpose of fulfilling its obligations under this Agreement.

(g)	There is no claim, litigation, reorganization process, liquidation, agreement with creditors in progress, suspended, pending or to be initiated against the Marketer that may:

(i)	Impose restrictions on your ability to perform your obligations under this Agreement.

(ii)	Derive from or result in the revocation, nullity, ineffectiveness, or invalidity of this Agreement.

(h)

Prior to signing this Agreement, the Marketer implemented the control mechanisms in relation to the prevention of money laundering and terrorist financing and developed the instruments for the proper application of the same in compliance with the Laws on Control and Management of the Risk of Money Laundering and Financing of Terrorism.

(i)	The legal representative of the Marketer declares under oath and subject to the sanctions established in the Colombian Penal Code or any regulation that replaces, adds, or modifies it:

(i)

That its resources come from lawful activities and are linked to the normal development of the activities of its corporate purpose, and that they do not come from any illegal activity contemplated in the Colombian Criminal Code or in any regulation that replaces, adds or modifies it.

(ii)

That they have not carried out transactions or operations aimed at illicit activities contemplated in the Colombian Criminal Code or in any regulation that replaces, adds, or modifies it, or in favor of persons related to such activities.

(iii)	That the resources committed in this Agreement do not come from any illicit activity contemplated in the Colombian Criminal Code or in any regulation that modifies, adds or replaces it.

(iv)

That in the execution of this Agreement, it will not contract or have links with third parties that carry out operations or whose resources come from illegal activities of those contemplated in the Colombian Criminal Code or in any regulation that replaces, adds, or modifies it; nor with natural or legal persons about whom there are well-founded doubts about the origin of their resources, based on public information.

(v)

That to the best of its knowledge, neither its shareholders, associates or partners who directly or indirectly hold five percent (5%) or more of the capital stock, contribution or participation, its legal representatives and members of the Board of Directors, are on the international lists binding on Colombia in accordance with international law (United Nations lists) or on the OFAC lists, Ecopetrol being empowered to carry out the verifications it deems pertinent and to terminate any commercial relationship if it verifies

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that any of such persons appear on such lists.

(vi)

That as far as he is aware, there are no fraudulent investigations or criminal proceedings against him or against his shareholders, associates or partners who directly or indirectly hold five percent (5%) or more of the capital stock, contribution or participation, nor against his legal representatives and members of the Board of Directors, any of the Parties being empowered to carry out the verifications he deems pertinent in national databases or public information or and to terminate any commercial relationship if it verifies that there are investigations or proceedings against any of such persons or there is information in such public databases that may place the Parties in front of a legal or reputational risk.

(vii)	That in the event that any of the circumstances described in paragraphs (g) y (h) above, the Marketer undertakes to immediately notify the other Party.

(viii)

That the Marketer authorizes to communicate to the national authorities or of the countries in which the Marketer carries out operations, any of the situations described in numerals (g) y (h) above, as well as to provide said authorities with the information they require.

(ix)

That all the documentation and information provided by the Supplier for the execution and execution of this Agreement is true and accurate and there is no falsehood in it, and Ecopetrol is authorized to carry out the verifications it deems pertinent and to terminate any commercial relationship if it verifies that this is not the case.

(x)	That no natural or legal person other than the Marketer has an interest in this Agreement.

(xi)

That they are aware that Ecopetrol is under the legal obligation to request the information and clarifications it deems pertinent in the event that objective elements are presented on the basis of which Ecopetrol may have reasonable doubts about the operations of the Marketer or about the origin of its assets; event in which the Parties undertake to provide the respective clarifications. If these are not satisfactory, the Trader authorizes Ecopetrol to terminate any commercial or legal relationship.

(xii)

That the Marketer irrevocably authorizes Ecopetrol to make the reports to the competent authorities that it deems appropriate in accordance with its regulations and manuals related to its system for the prevention and/or management of the risk of money laundering and financing of terrorism, exonerating Ecopetrol from all liability for such fact

(xiii)	That the Marketer has implemented and maintains in force a hygiene, industrial safety and occupational health program.

Sección 18.02Ecopetrol’s statements:

(a)	Ecopetrol is a commercial mixed economy company, of national order, authorized by Law 1118 of 2006, linked to the Ministry of Mines and Energy, which acts in accordance with its statutes.

(b)	It complies with the provisions of the Law, applicable to its activities and the provisions of its statutes.

(c)	You are not subject to any bankruptcy, mandatory liquidation, or restructuring under the Law that prevents you from carrying out the transactions contemplated by this Agreement.

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(d)	It has all the powers and corporate authorizations required to carry out its commercial activities, own assets, enter into this Agreement and comply with the obligations arising from it.

(e)	The execution and fulfillment of this Agreement by Ecopetrol has been duly authorized by all the necessary corporate bodies or governmental authorities.

(f)	It does not require the consent or approval of the board of directors or officers, shareholders or partners, other than those already obtained;

(g)

It does not violate any provision of Ecopetrol’s incorporation document or bylaws, or any other corporate document, deed, contract or agreement to which Ecopetrol is a party or by which Ecopetrol or its assets are affected, or any Law.

(j)	It has sufficient assets and resources for the purpose of fulfilling its obligations under this Agreement.

(k)	There is no claim, litigation, reorganization process, liquidation, agreement with creditors in progress, suspended, pending or to be initiated against the Marketer that may:

(i)	Impose restrictions on your ability to perform your obligations under this Agreement.

(ii)	Derive from or result in the revocation, nullity, ineffectiveness, or invalidity of this Agreement.

CLAUSE 19Contract Administration.

(a)

Ecopetrol will appoint on its own behalf and maintain throughout the term a Contract Administrator, who will be the contact for all procedures related to the performance of Ecopetrol’s energy contracts. The latter will have constant and permanent contact with the personnel designated by the Marketer, in everything related to the execution of the Contract.

(b)	The designated official may, in any case, carry out all the procedures, validations and requests with other internal teams of Ecopetrol for the development of its administration.

(c)

Ecopetrol may freely substitute said official without the need for the consent of the Trader. Changes in such designations shall be informed to the Marketer prior to the time when the new official begins to exercise his or her functions.

(d)	The Contract Administrator shall not have the power to modify the clauses provided for in the Contract.

CLAUSE 20Interpretation and changes in legislation.

This Agreement and all the rights and obligations derived from it are governed and interpreted in general by the Law, in particular by the regulations issued by the CREG for the wholesale electricity market and Laws 142 and 143 of 1994. If, after the date of execution and execution of this Agreement, there are changes in the laws, decrees, agreements or resolutions that modify the terms of the Agreement and the rights and obligations that are now acquired or contracted, the Parties undertake to make all the necessary modifications and adjustments as soon as possible to comply with the new regulation, analysing the impact of regulation and maintaining the economic balance of the Parties.

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CLAUSE 21Early termination.

In development of the principle of the autonomy of the private will exercised through the execution of this Contract, each of the Parties authorizes the other to terminate the Contract early, under the agreement of this express resolutory condition, in any of the following events:

(a)

For breach of obligations by the other Party, which must be set forth in a clear, express, enforceable and individual content in the Contract or in the documents that are part of it and that are serious or relevant to support the decision.

(b)

When the Retailer fails to comply with its obligation to guarantee Ecopetrol that the energy acquired in the Supply Contracts assigned by Ecopetrol Energía S.A.S. E.S.P., as well as the new Supply Contracts entered into with third parties that have as their object the meeting of the Ecopetrol Group’s demand, will be used exclusively for the settlement of Component G indicated in Annex 2

(c)

When the Trader fails to comply with its obligation to register with the ASIC the Borders detailed in Annex 1 of the Contract or the new Borders required by Ecopetrol, as well as the agreed commercial conditions, in compliance with the provisions of Resolutions CREG 157 of 2011, CREG 038 of 2014 or those regulations that modify or complement them.

(d)	When the Marketer causes the termination of the Supply Contracts by action or omission attributable to it.

(e)	When the Assignment Agreement is terminated early.

(f)	When the Marketer does not constitute or renew the Guarantees within the periods indicated in Clause 13.

(g)	When the Marketer exceeds the maximum amount of constraints indicated in Section 14.02.

(h)	When the public order situation imposes it.

(i)	When the Marketer or Ecopetrol is involved in any cause of inability or incompatibility provided for in the Political Constitution or in the Law, or in a situation of conflict of interest.

(j)	When the Contract has been entered into against an express constitutional or legal prohibition.

(k)	When the Marketer or Ecopetrol does not comply with the applicable legal provisions related to the prevention and control of money laundering and the financing of terrorism.

(l)

When any of the Parties or one or more of their shareholders, associates or partners who directly or indirectly hold five percent (5%) or more of the share capital, contribution or participation, appear on the international lists binding on Colombia in accordance with international law (United Nations lists), OFAC lists or those other lists of criminals and terrorists that by their nature generate a high risk of AML/CFT.

(m)

When it is determined by competent authorities that the resources of the other Party come from illegal activities, or that it has carried out transactions or operations intended for such activities or in favor of persons related to them.

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(n)	By mutual agreement between the Parties.

(o)	When the withdrawal of the Marketer as a market agent occurs under the conditions established in Resolution CREG 156 of 2011 and those that modify or complement it.

(p)

For non-compliance in the provision of the energy marketing service by the Marketer to Ecopetrol for more than eight (8) consecutive calendar days, in compliance with Resolutions CREG 063 of 2003 and CREG 019 of 2006 and those that modify or replace them or those CREG resolutions that have any reference to this issue.

(q)	For failure to comply with the obligation to constitute the coverage mechanisms for MEM transactions within the deadlines established in the Law for the fulfillment of the object of this Agreement.

(r)	When the causes for early termination related to the Metering Equipment provided for in the CLAUSE 11.

(s)	When breaches of ethics, transparency and compliance obligations are configured, in accordance with the provisions of the CLAUSE 26.

First Paragraph: The Marketer will be entitled, after the deductions that may be due in accordance with the Contract, to be paid the part of the energy supply effectively registered with the ASIC until the date of early termination.

Second Paragraph: In the event that the Contract is terminated early, the Supplier undertakes to assign, within the terms defined in the Law for the registration of contracts, all the Assigned Supply Contracts, as well as the new Supply Contracts intended to meet the energy demand of the Ecopetrol Group to the marketing agent or agents determined by Ecopetrol.

CLAUSE 22Final balance of the Contract.

Once the execution of the Contract is concluded, the Parties will sign the certificate of completion of the execution and Ecopetrol will proceed to cancel the outstanding payments for all concepts.

The Parties by mutual agreement will make the final balance within the following six (6) months, counted from the Termination Date, or from the termination of the execution for any other reason.

In the event that the Retailer does not attend to draw up the final balance of the Contract, or there is no agreement on the content of the same within the aforementioned term, in development of the principle of the autonomy of the private will, exercised through the execution of this Contract, the Retailer authorizes Ecopetrol to make a final economic balance of the Contract within two (2) months from the expiration of the term provided for the final balance sheet by mutual agreement.

The Parties agree that the final balance sheet document signed by Ecopetrol in exercise of the power granted by the Marketer will have the merit of an enforceable title, with the Marketer waiving the prior notice and/or prior judicial counterclaim to constitute it in arrears.

CLAUSE 23Confidentiality.

Sección 23.01Confidential Information.

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All information that a Receiving Party becomes aware of the Disclosing Party by or on the occasion of this Agreement, including any Confidential Information, i.e., technical, financial, legal, commercial, administrative or strategic information and in general any information related to the present and future operations or business of the Parties, whether such information is written, oral or visual, formulas, methods, processes, information on existing and potential customers, project plans, investment and development, financial projections, product and service plans, price information, specifications, designs, drawings, software, data, prototypes, know-how and other information inherent to the business or activities of the Parties. The Confidential Information shall be confidential and secret, and the Receiving Party shall be subject to the Confidentiality Obligation stipulated under the Section 23.03 of this Agreement.

Sección 23.02 Exceptions to confidentiality.

Notwithstanding the foregoing, Confidential Information may be disclosed only in the following cases:

(a)When the Confidential Information is public knowledge; or

(b)	The Disclosing Party expressly gives it in writing the nature of non-confidential; or

(c)

It is required by a state authority in the exercise of its functions and authority, provided that the law at the request or the procedure under which that information is requested gives it the character of non-confidential; or

(d)

It must be mandatorily disclosed by the Receiving Party in accordance with the rules and regulations applicable to publicly negotiable securities or to applicable securities trading mechanisms (subject to the provisions of Section 6.04 of the Agreement).

Sección 23.03 Confidentiality Obligation.

The Receiving Party of Confidential Information agrees to: (1) maintain and keep under strict confidentiality and secrecy the Confidential Information, (2) not sell, publish, or disclose the Confidential Information to any Person in any manner (including, but not limited to, photocopying, reproduction, or electronic means), without the prior, written consent of the other Party, (3) to care for and protect Confidential Information and to treat it confidentially, secretly and secretly with the same level of diligence and care that a businessman uses in the administration of his most important business, his own confidential or privileged information, his most important business secrets and with the same level of diligence and care that a careful natural person employs with respect to his most private personal data, and (4) not to use the Confidential Information for any purpose other than the partial assignment agreed between the Parties for purposes of this Agreement. Whenever the Receiving Party is required to disclose information under the subparagraphs Section 23.02(c)Section 23.02(d)Section 23.02(d) of the Section 23.02, Section 23.02(which would otherwise have been classified as Confidential Information under this Agreement), that Receiving Party agrees to inform the Disclosing Party, as soon as practicable, of the disclosure it will make or has made of such information and the cause under which such disclosure would be based.

Sección 23.04 Extension of the Confidentiality Obligation to Related Parties

The Receiving Party may disclose Confidential Information to its legal, financial, technical, operational or environmental advisors without the need to obtain the prior, express and written authorization provided under the Section 23.02 Section 23.02(b), provided that such legal, financial, technical, operational or environmental advisor (A) is subject to an obligation of confidentiality in

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terms no less strict than those provided for in this Agreement, and (B) is limited to knowing Confidential Information strictly related to the matters that are the subject of its advice.

CLAUSE 24Governing Law and Dispute Resolution.

Sección 24.01Applicable law

This Agreement is governed by and shall be construed in accordance with the laws of the Republic of Colombia.

Sección 24.02Dispute resolution.

In the event of differences regarding the execution, execution, interpretation, compliance and even the liquidation of this Agreement, the Parties shall resort to the dispute resolution mechanisms indicated below, observing the following procedure:

(a)

In the first place, they shall seek to reach a direct settlement of their differences by that means, for which purpose either Party shall communicate to the other the causes and reasons for their disagreement, so that the other Party may accept or reject that reasoning and that the differences may be put to an end or their existence validated. This stage must be completed between the Parties, within a period not exceeding 10 working days from the time the Party that first expresses its disagreement or objection informs the other Party by a suitable means and at the address provided for in this Agreement. The agreements and commitments reached by the Parties through the direct settlement shall be in writing, by means of a settlement agreement, which shall be binding and enforceable for the Parties.

(b)

In any case, the Parties may resort to an arbitration process, or other alternative dispute resolution mechanisms, as well as submit their disputes or disagreements arising from or related to this Agreement to the decision of the Colombian jurisdiction, without the need to have previously exhausted the direct settlement stage.

(c)

In the event that it chooses to resort to an alternative dispute resolution mechanism, with the exception of those cases in which it is decided to initiate an enforcement process or an action for compensation arising from the commission of a crime, the controversy or difference that arises between the Parties in relation to, or on the occasion of, this Agreement, shall be resolved by an Arbitration Tribunal of an institutional nature that shall meet and be administered by the Arbitration and Conciliation Center of the Chamber of Commerce of Bogotá (the “CACCB”), in accordance with the following rules:

(i)	The Tribunal shall consist of three (3) arbitrators in all disputes;

(ii)

The appointment of the arbitrators shall be made by mutual agreement between the Parties within a period of no more than 15 calendar days from the notification that one of the Parties makes to the other of the decision to submit the dispute to arbitration; upon expiry of this period, without the Parties having reached an agreement, the arbitrators shall be appointed by the CACCB in accordance with its rules and its list A of arbitrators;

(iii)	The Court will decide in law;

(iv)	The applicable rules of procedure shall be in their entirety those contemplated in Law 1563 of 2012 and in those that complement, add or modify it; y

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(v)	The arbitrators’ and clerk’s fees, as well as the Tribunal’s expenses, shall be fixed in accordance with the CACCB Rules.

CLAUSE 25Miscellaneous.

Sección 25.01Taxes.

(a)

All taxes incurred by reason of the subscription, development, execution and final balance of this Agreement, such as the industry and commerce tax (ICA), stamps, fees and contributions, among others, and withholding at source, are the exclusive responsibility of the Trader, with the exception of those that strictly correspond to Ecopetrol.

(b)

With regard to the taxes that are caused, Ecopetrol will make the withholdings established by law from the accounts or invoices of the marketer. The sales tax (VAT) will be borne by Ecopetrol for the taxable events that generate it and will be settled and paid on the taxable base, the amount and the rates established by Law.

(c)

Ecopetrol will only pay the value of the Contract, including the taxes that strictly correspond to Ecopetrol. Consequently, Ecopetrol will not recognize additional values to those that were already agreed, which arise as a result of new or additional taxes created or modified by regulations, tax reforms or judicial interpretations that come into force after the presentation of the offer or execution of the Contract, where Ecopetrol is not a taxable person.

Sección 25.02Modifications

The Parties agree that any modification or addition to this Agreement shall be in writing, by means of others, specifying that it is a modification to the Agreement and shall be signed by the legal representatives of the Parties.

Sección 25.03Correspondence and notifications

(a)

All notices authorized or required between the Parties by any of the provisions of this Agreement shall be made in writing, in the Spanish language and shall be delivered personally or by private or certified mail service, or by any electronic means of transmission of written communications that provides acknowledgment of receipt or permits written confirmation of complete transmission of the notice, both in its content and with respect to its addressee, to the following addresses:

(i) Communications to the Marketer:

Attention:Domingo Laino García

Email:dlaino@gecelca.com.co_

Phone:320 5423202

Address:Carrera 55 72-109 Piso 9 Centro Ejecutivo II

(ii) Communications to Ecopetrol:

Attention:Oscar Iván Urrea Riveros

Email:oscar.urrea@ecopetrol.com.co

Phone:3103158600

Address:Cra. 7 No. 37 - 69, 6th Floor.

(b)	Unless otherwise expressly and manifestly stated, communications sent to the contact information included in the Section 25.03(a) above, such communications shall be deemed to

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have been received by the respective addressee (i) on the business day immediately following the date of dispatch when the means used is e-mail, or (ii) on the fifth working day immediately following the date of dispatch when the means used is mail (for which only the use of registered mail or personal delivery will be valid).

Any Party may modify its contact information detailed in the Section 25.03(a) unilaterally at any time. In any case, such modification shall only have full effect and shall be binding on the other Party as of the eleventh working day following the day on which the Party has received from the other Party the communication by which it modifies said contact information.

Sección 25.04Assignment of the Contract.

The Parties may not assign the rights derived from this Agreement, in any capacity, or subcontract the execution of the obligations arising from this Agreement, without prior express written authorization from Ecopetrol. The assignee must fully comply with the declarations set forth in the Section 18.01.

Sección 25.05Language.

For all purposes and actions related to this Agreement, the official language is Spanish.

Sección 25.06Partial nullity.

If any provision of this Agreement is prohibited, void, inenforceable or unenforceable pursuant to law or by decision of a competent governmental authority, such invalidity, ineffectiveness or unenforceability shall not affect the other provisions of the Agreement, which shall remain in full force and effect binding on the Parties, unless the prohibited provision, void, ineffective or unenforceable was essential to the Contract so that interpretation or performance of the Contract in the absence of such provision would be impossible. In making such determination, the Parties shall negotiate in good faith to modify this Agreement in such a manner as to reflect the original intent of the Parties, as faithfully as possible, in a manner acceptable to both Parties and so that the object and other activities contemplated in this Agreement are consummated as originally intended to the fullest extent possible.

Absence of third-party beneficiaries. Other than payment to outside counsel, this Agreement creates obligations only in favor of the Parties, therefore, nothing in this Agreement, whether express or implied, is intended to confer or will confer on any other Person any legal right, benefit or remedy of any nature under or by reason of this Agreement.

CLAUSE 26Ethics, transparency and compliance in contracting.

Ecopetrol and its Business Group have a Code of Ethics and Business Conduct that defines the standards of behavior expected by the organization and guides the way Ecopetrol S.A., the companies that make up the Group, the members of the Boards of Directors, workers and all natural or legal persons who have any relationship with it. including contractors, suppliers, agents, partners, customers, allies and bidders, as well as Compliance Manuals, instructions on conflict of interest, disqualifications and incompatibilities and prohibitions and a guide to gifts and hospitality, which seek to inform and raise awareness about these risks to mitigate their configuration in order to protect the company’s reputation and sustainability.

Sección 26.01Obligations of the Parties

Therefore, in addition to what is indicated in this Agreement, the Parties expressly undertake to:

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(a)

The Parties expressly declare that they are aware of Ecopetrol’s Code of Ethics and Business Conduct, the Code of Good Governance and the Compliance Manuals set forth above, that they have reviewed them, that they accept them and that they are obliged to apply them. The signing of this Agreement implies the unconditional adherence of the Parties with respect to the aforementioned documents that are published at the following address: www.ecopetrol.com.co.

(b)

The Parties undertake not to incur or allow acts of corruption, bribery, fraud, money laundering, terrorist financing, violations of the FCPA, conflict of interest or ethics, disqualifications, incompatibilities, illegal collection or collection of money from the public, violations of free and fair competition, in the development of this Agreement. They also commit to act in a transparent manner, under the ethical principles of integrity, responsibility, respect and commitment to life.

(c)

The Parties undertake not to use the resources received from the other party for the execution of the Contract for the performance of any illegal activity contemplated in the Colombian Criminal Code, nor to have a relationship with companies or persons about whom the development of such activities is known, nor with persons, companies or countries that are restricted in the lists issued by OFAC, the United Nations or the list of non-cooperative countries and high-risk jurisdictions determined by the FATF.

(d)

The Parties undertake to train their workers assigned to the development of the Contract in Ecopetrol’s Code of Ethics and Business Conduct as part of the Ecopetrol business group and Ecopetrol’s Compliance Manuals.

(e)

The Parties, at the time of signing the Contract, must fill out the Certification of Conflict of Interest and/or Disqualifications and/or Prohibitions and the Money Laundering and Terrorist Financing Certification forms, or the documents that take their place, defined by the Parties.

(f)

The Parties, their workers and subcontractors, designated for the execution of the Contract, must fill out and sign the Transparency Pact form, or the document that takes its place, at the time of signing the Contract.

(g)

During the execution of the Contract, the Parties undertake to communicate to the other Party, as soon as they become aware of any information or event that goes against the principles established in the Code of Ethics or the Ecopetrol Compliance Manuals. This situation can be reported confidentially using the complaints channel through the Ecopetrol website: http://lineaetica.ecopetrol.com.co.

Sección 26.02Compliance with Anti-Bribery Laws.

(a)

The Parties expressly agree to strictly comply with the Anti-Bribery Laws, including, but not limited to, the FCPA and the Anti-Bribery Law in Colombia, or regulations that replace, add or modify them. Specifically, the Parties must refrain from giving, offering, promising, demanding, soliciting, receiving, or authorizing any kind of payment or any value that may be financial or non-financial in nature (loan, gift, care, hospitality, gratuity, travel, meals, entertainment), directly or indirectly, to domestic or foreign government officials or any other person in order to (i) corruptly influence any act or decision in favor of either Party, (ii) lead such person to act or refrain from acting in violation of his or her legal duty, (iii) cause to improperly influence an act or decision of another person or entity, or (iv) for the purpose of obtaining or retaining business or obtaining any other improper advantage in connection with this Agreement. They also undertake not to offer gifts, hospitality and hospitality that ignore internal regulations.

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(b)

The Parties undertake to refrain from using any type of influence to manage profits, obtain or retain business, facilitate a procedure or to give, offer or receive, directly or indirectly, through family members, employees, directors, administrators, suppliers, government officials, subordinates, contractors, subcontractors, agents or relatives of these, any kind of payment (loan, gift, attention, hospitality, gratification, travel, meals, entertainment, benefit or promise for it).

Sección 26.03Meetings – relationship with government officials.

The Parties agree not to communicate or hold meetings directly or through a third party with government officials (municipal, departmental, national or international) other than those directly involved in this Agreement to discuss issues related to this Agreement, without prior notice and without obtaining the prior written approval of the other Party.

Sección 26.04Conflict of interest and ethics, disqualifications and incompatibilities.

The Parties declare that they are not involved in grounds of inability or incompatibility to sign the Contract and undertake to avoid any situation or circumstance that may constitute a conflict of interest or ethics, in accordance with the provisions of the Code of Ethics and Conduct, inability, incompatibility or transgression of a prohibition, and not to give rise to events that may generate scenarios of perception of little transparency, in the light of the regulations – national, international or domestic – applicable to the Parties.

Sección 26.05Payments to third parties.

Any payment to third parties who perform work or tasks related to the development and execution of the Contract will be made by bank transfer to an account in the name of the third party of a financial institution designated by the third party in the country where it provides its services and that is previously registered for the payment derived from such work. Cash payment to a third party is strictly prohibited, just as indirect payment to a third party is prohibited.

Sección 26.06Accounting and internal controls.

(i) The Parties agree to maintain an accounting system that discloses, in reasonable detail and accurately, all transactions and dispositions of assets relating to this Agreement, (ii) The Parties agree to develop and maintain a system of internal accounting controls sufficient to provide reasonable assurance of the following: (a) That the transactions executed in connection with this Agreement are conducted in accordance with the provisions of this Agreement, and (b) That the transactions executed in connection with this Agreement are duly recorded for the preparation of financial statements, Contracts with generally accepted accounting principles or any other criteria applicable to such statements, and that allows the accounting of the assets to be maintained.

Sección 26.07Right to audit.

The Trader expressly accepts and acknowledges that Ecopetrol shall have the right to review the information that Ecopetrol deems pertinent to verify compliance with the Anti-Bribery Laws and the “Ecopetrol Ethics and Compliance Guidelines” contained in the regulations referred to in this clause. The Supplier undertakes to provide Ecopetrol with all the information necessary for these purposes.

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Sección 26.08Use of trademarks and industrial and intellectual property.

The Parties shall not use the name, trademark, trademark, industrial and intellectual property of the other Party for their own personal or personal purposes or for purposes other than those agreed in the Contract or for unlawful purposes. The Parties shall in no case disseminate, using the name, trademark or flag of the other Party, inaccurate information. The Parties must refrain from disseminating information that affects the image of the other Party when it is based on assumptions that are not proven.

Sección 26.09Right of termination for breach

The Parties expressly acknowledge and accept that any violation of the Anti-Bribery Laws or of the obligations set forth in the “Ecopetrol Ethics and Compliance Guidelines” referred to above shall constitute sufficient grounds for the Fulfilled Party to terminate the Contract early, without giving rise to any compensation in favor of the defaulting Party. and without prejudice to legal, administrative and judicial actions. Likewise, they recognize and accept the grounds for termination of the Contract contemplated in the Code of Ethics and Business Conduct in force, which is published on Ecopetrol’s website, their effects on the Contract, which may be terminated when the conditions provided for in said Code are met, without compensation.

Paragraph: The foregoing obligations extend to the employees of the Parties, their subcontractors, suppliers, agents and their respective employees, and the Parties undertake to include the provisions of this clause in the contracts they enter into with their subcontractors.

CLAUSE 27Annexes.

The following annexes form an integral part of this Agreement:

Annex 1:	Borders.

Annex 2:	Tariff Formula Generation Component (G).

Annex 3:	Procedure for the Management of Power Purchase and Coverage of the Portfolio and Sub-Portfolios.

Annex 4:	Compliance Policy Format.

Annex 5:	Bank Guarantee Format.

Annex 6:	Financial institutions.

Annex 7:	Bank Guarantee of Compliance.

Annex 8:	Joint and Several Guarantee of the Parent Company.

For the record, it is signed in Bogotá D.C., on the 12th day of August 2022.

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By the marketer: Andrés Rafael Yabrudy Lozano C.C. 8.731.160 of Barranquilla President GECELCA S.A. E.S.P.	By Ecopetrol: Oscar Iván Urrea Riveros 79,533,681 from Bogotá Energy Manager Vice Presidency of Gas

Review Legal Aspects Moises Gutierrez Santiago Legal Manager (GECELCA S.A. E.S.P.)	Financial Review Karen Henríquez Leal Vice President of Finance (GECELCA S.A. E.S.P.)	Contract Administrator Review Domingo Laino García Energy Manager (GECELCA S.A. E.S.P.)

Billing Review Diana Bustamante Rueda Head of Commercial Accounts Area (GECELCA S.A. E.S.P.)	Commercial Review Angel Hernandez Montes Vice President of Marketing (GECELCA S.A. E.S.P.)	Technical Aspects Review Argemiro Taboada Fernández Head of the Energy Management Area (GECELCA S.A. E.S.P.)

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ANNEX 1 – BORDERS

CONSECUTIVE	CONSUMER CENTER	CURRENT ASIC CODE
01	RUBIALES ECOPETRO FP FIELD	FRT24041
02	CEPCOLSA	FRT11545
03	ECOPETROL	FRT07008
04	ECOPETROL - SOUTHERN AREA	FRT33506
05	ECOPETROL - LINE 1 BARRANCABERMEJA COMPLEX	FRT05038
06	ECOPETROL - TENAY SUBSTATION	FRT25832
07	ECOPETROL 2 - SEBASTOPOL STATION	FRT04445
08	ECOPETROL AYACUCHO	FRT10297
09	ECOPETROL CAMPO PROVINCIA	FRT07999
10	ECOPETROL TELLO FIELD	FRT06573
11	ECOPETROL COVEÑAS - GCA	FRT10407
12	ECOPETROL MANSILLA STATION	FRT00970
13	ECOPETROL VILLETA STATION	FRT00699
14	ECOPETROL GERENCIA LLANOS -OCOA CASTILLA	FRT05713
15	ECOPETROL LINEA 1 BARRANCA COMPLEX - BACKUP	FRT05857
16	ECOPETROL MAGDALENA 1	FRT24979
17	ECOPETROL MAGDALENA 2	FRT24980
18	ECOPETROL LADYBUG	FRT10978
19	ECOPETROL SANTA ROSA PLANT	FRT21285
20	ECOPETROL POZOS COLORADOS	FRT05697
21	ECOPETROL PUERTO SALGAR 2	FRT11029
22	ECOPETROL S.A.	FRT29202
23	ECOPETROL S.A.	FRT29199
24	ECOPETROL S.A. - CASABE	FRT29954
25	ECOPETROL SA	FRT10187
26	ECOPETROL SA	FRT28759
27	ECOPETROL SAN FERNANDO 230KV	FRT43161
28	ECOPETROL TIBU 115KV 1	FRT27767
29	ECOPETROL TIBU 115KV 2	FRT27768
30	ECOPETROL YARIGUI	FRT02712
31	ECOPETROL YARIGUI 115KV	FRT26501
32	ECOPETROL YUMBO	FRT02973
33	EMERALD ENERGY CAMPO POTROS	FRT18951
34	EMERALD ENERGY PLC	FRT08513
35	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL (COVEÑAS ODC)	FRT10408
36	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL (FRESNO)	FRT00698
37	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL (HERVEO)	FRT00697

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38	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL (ORITO)	FRT04201
39	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL (SEBAST-MALENA)	FRT00696
40	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL S.A.	FRT03821
41	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL S.A.	FRT04759
42	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL S.A.	FRT04761
43	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL S.A.	FRT05004
44	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL S.A.	FRT07854
45	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL S.A. - ALBAN	FRT02228
46	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL S.A. - GUADUERO	FRT10931
47	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL S.A. - SALGAR	FRT11030
48	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL S.A. - SAN FERNANDO	FRT26867
49	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL S.A. - TOCANCIPA	FRT05144
50	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL S.A. - VASCONIA T2	FRT04760
51	EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL S.A. EDIFICIO COLGAS	FRT04682
52	EMPRESA COLOMBIANA DE PETRÓLEOS - EDIFICIO ECOPETROL - S/E 1	FRT04683
53	EMPRESA COLOMBIANA DE PETROLEOS S.A.	FRT00931
54	EMPRESA COLOMBIANA DE PETROLEOS S.A -ECOPETROL-SURIA	FRT07518
55	EMPRESA COLOMBIANA DE PETRÓLEOS-ECOPETROL-NUEVA ESTACIÓN CISNEROS	FRT01505
56	ESENTTIA MASTERBATCH LTDA	FRT00622
57	MAIN BORDER - COLOMBIAN PETROLEUM COMPANY - ECOPETROL - TIBU 13.8 KV	FRT05349
58	MAIN BORDER COLOMBIAN PETROLEUM COMPANY - ECOPETROL - TIBU 34.5 KV	FRT05348
59	HOCOL S.A.	FRT11417
60	HOCOL S.A. - CAMPO TOLDADO	FRT03216
61	COLOMBIAN PETROLEUM INSTITUTE I.C.P.	FRT01251
62	MANSAROVAR ENERGY COLOMBIA LTD. - CAMPO MORICHE	FRT18613
63	MANSAROVAR ENERGY COLOMBIA LTD. (JAZMIN FIELD) 1	FRT04803
64	MANSAROVAR ENERGY COLOMBIA LTD. (NARE FIELD)	FRT10098
65	OLEODUCTO DE COLOMBIA S.A.	FRT03281
66	PETROBRAS INTERNATIONAL (BRASPETRO B.V)	FRT06510
67	PETROBRAS INTERNATIONAL BRASPETRO B.V.	FRT04999
68	CARIBBEAN POLYPROPYLENE IN TRAFO 2	FRT26493

APPENDIX 2 - TARIFF FORMULA FOR GENERATION COMPONENT (G)

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The tariff formula constitutes the mechanism through which the Retailer will transfer the costs incurred for the supply of electricity to the Ecopetrol Group (Component G), for each of the Borders served.

The Marketer will make a daily and hourly balance of the commercial demand of the Ecopetrol Group and the Supply Contracts to determine, in each of the hours, the amount of energy exposed to the Stock Exchange and settle said amount at the hourly Stock Exchange price.

The Supplier shall apply the following formula to determine the generation component (G) that will be applied to the Ecopetrol Group’s demand:

Gh,d,m :Generation component in the hour h, of day d, of month m measured in ($/kWh).

BEbh,d,m : Balance of Energy purchased and sold on the stock exchange, by the Marketer with exclusive destination to all the commercial borders of Annex 1 users associated with Ecopetrol at hour h, day d, in month m.

Pb h,d,m : Stock Exchange Price in ($/kWh), at the hour h, of day d, of month m, published by the ASIC according to the latest version available.

Cch,d,m,k : Sum of the energy purchased by means of a bilateral contract k in (kWh), or another mechanism other than the Stock Exchange, by the Marketer for the exclusive purpose of meeting the demand of the user commercial borders associated with Ecopetrol in the hour h, of day d, of the month m, minus the energy of the variable in (KWh). In addition, the energy of the variable in (kWh) will be added in the hour h, of day d, of the month m.

CCES,h,d,m Quantity of energy (kWh) purchased to meet the demand of the borders of Esenttia contracts.

Year 2022: modality pay what is demanded with a ceiling as follows:

• Block 1 (hours 1 to 7): pay what is demanded with a cap of 11.2 MW COP$ 100/kWh+CERE (in March 2020 pesos). Consumption above 11.2 MW per hour is charged at the hourly bag price.

• Block 2 (hours 8 to 17): pay what is demanded with a limit of 11.2 MW COP$ 100/kWh+CERE (in March 2020 pesos). Consumption above 11.2 MW per hour is charged at the hourly bag price.

• Block 3 (hours 18 to 24): all consumption at the hourly bag price.

Years 2023 to 2025: modality pay what is demanded with a ceiling as follows:

• Block 1 (hours 1 to 7): pay what is demanded with a cap of 23 MW COP$ 100/kWh+CERE (in March 2020 pesos). Consumption above 23 MW per hour is charged at the hourly bag price.

• Block 2 (hours 8 a.m. to 5 p.m.): pay what is demanded with a cap of 23 MW COP$ 100/kWh+CERE (in March 2020 pesos). Consumption above 23 MW per hour is charged at the hourly bag price.

• Block 3 (hours 18 to 24): all consumption at the hourly bag price.

BESS h,d,m : Quantity of Energy (kWh) left over from the contracts for the supply of demand from the borders of the Esenttia contracts in the hour h, day d, in the month m.

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Pc h,d,m,k Purchase price of the bilateral contract or other mechanism other than the Stock Exchange, expressed in $/kWh, of the Trader, with exclusive destination to all the user commercial borders associated with Ecopetrol at hour h, day d, in month m, the above, including the surplus amount of purchases from the borders of the Esenttia contracts (price of the contracts of the variable Pc BESS h,d,m applicable to the variable ) and subtracting the value associated with the contracts from the borders of the Esenttia contracts (variable contract price applicable to the variable ) Pce h,d,mCCESh,d,m

Pce h,d,m: COP$ 100/kWh+CERE (in March 2020 pesos).

PcBESS h,d,m: Weighted price of the contracts of the second auction of 2019 recorded in the ASIC ($/kWh).

Pch,d,m, l Sale price of the bilateral contract or other mechanism other than the Stock Exchange, expressed in $/kWh, of the Trader, with exclusive destination to all the commercial borders of Annex 1 users associated with Ecopetrol at hour h, day d, in month m.

Vch,d,m,l Energy sold by the Marketer through the bilateral contract l in (kWh), or another mechanism other than the Stock Exchange, from purchases in contracts for the attention of the commercial borders of Annex 1 users associated with Ecopetrol in the hour h, day d, in the month m.

BEbh,d,m=DCNRh,d,m -Cch,d,m+Vch,d,m-VAGh,d,m

BEbh,d,m :Balance of Energy purchased and sold on the stock exchange, by the Marketer with exclusive destination to all the commercial borders of Annex 1 users associated with Ecopetrol at hour h, day d, in month m.

DCNR h,d,m : Unregulated commercial demand measured in (kWh), of the commercial borders of Annex 1 users associated with Ecopetrol in hour h, day d, in month m. Losses will be prorated according to the consumption of each border.

Cch,d,m,k : Sum of the energy purchased by means of a bilateral contract k in (kWh), or another mechanism other than the Stock Exchange, by the Marketer for the exclusive purpose of meeting the demand of the user commercial borders associated with Ecopetrol in the hour h, of day d, of the month m, minus the energy of the variable in (KWh). In addition, the energy of the variable in (kWh) will be added in the hour h, of day d, of the month m.

Vch,d,m,l Energy sold by the Trader through the bilateral contract l in (kWh), or another mechanism other than the Stock Exchange, from purchases in contracts for the attention of the commercial borders of Annex 1 users associated with Ecopetrol at the hour h, of day d, in month m.

VAGh,d,m : Sum of the Sales of the surpluses of Self-Generation in (kWh) in the hour h, of day d, of month m, the above, corresponds to the surpluses delivered at the self-generation frontiers registered in the ASIC without a sales contract to another agent, at the borders of Annex 1. The foregoing is applicable only if the Supplier is the representative of the self-generation borders. Otherwise, this component of the formula will be equal to zero.

CERE: Corresponds to the Real Equivalent Cost of Energy published by the ASIC for the month to be billed expressed in $/kWh.

ANNEX 3 – PROCEDURE FOR THE MANAGEMENT OF POWER PURCHASE AND COVERAGE OF THE PORTFOLIO AND SUB-PORTFOLIOS

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Convenience translation to English. Original in Spanish

The Parties shall meet periodically, at least monthly, in order to analyze the availability and conditions of energy in the market. The following activities will be carried out at this meeting:

a)	Ecopetrol will present the Ecopetrol Group’s medium- and long-term demand projections and hedging expectations.

b)	The Marketer must submit:

(i)	market monitoring and analysis,
(ii)	the monitoring of supply-demand behavior,
(iii)	the status of compliance with the Expansion Plan,
(iv)	the availability of the Supplier’s own energy, in the event that Ecopetrol has expressed its need to expand its coverage in contracts,
(v)	the projection of short and long-term prices in bilateral contracts and the Energy Exchange,
(vi)	regulatory developments that impact market behavior,
(vii)	evolution and expectations of the behavior of the different tariff components (restrictions, contributions, STN, STR, SDL, among others)
(viii)	evolution and expectations of the behaviour of the CPI and PPI, and
(ix)	those aspects that are considered necessary for a proper understanding of the state of the market.

c)

The Trader shall submit the contractual follow-up referring to the current level of coverage of the Ecopetrol Group’s demand (amount in bilateral contracts vs. amount exposed to component in the stock market).

d)	The Marketer will present hedging alternatives that meet the requirements arising from the previous analyses.

e)

Ecopetrol will evaluate the available energy opportunities presented by the Trader, based on transparent and objective criteria, in order to determine whether it applies to the Target Portfolio as an unregulated user. Based on this analysis, the following procedure will be carried out:

i.

If the opportunities presented by the Trader meet Ecopetrol’s expectations and needs, they will materialize through the acceptance of binding offers, negotiation of bilateral contracts or the mechanism that applies.

ii.

If the opportunities presented by the Marketer partially meet Ecopetrol’s expectations and needs, the latter may accept them and, if necessary, follow the procedure described in paragraph f). In this scenario, Ecopetrol may submit alternative proposals from other suppliers to complement the characteristics of the previously defined requirement.

iii.

If the opportunities presented by the Supplier do not comply or opportunities for review do not arise, Ecopetrol may follow the procedure described in paragraph f) to ensure that its demand for non-regulated energy is met.

f)

By mutual agreement between the Trader and Ecopetrol, an open and competitive process (hereinafter, the “Call”) will be carried out through an independent third party previously approved by Ecopetrol. The Call will be carried out under the following procedure:

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Convenience translation to English. Original in Spanish

i.

The independent third party must guarantee anonymity, confidentiality of the bids submitted, transparency of the process, equal conditions of the different bidders with the mechanisms they apply and the proper handling of information. In consideration of the above, the Marketer will not be aware at any time of the bids submitted, except for the bid selected and awarded.

ii.	The terms of the Call will be structured jointly between Ecopetrol and the Trader, covering the needs and risks that are identified.
iii.	Notwithstanding the foregoing, the Marketer may not participate in the Call.
iv.	Each Call for Proposals will be preceded by an analysis of hedging risks, counterparty and others that apply.
v.

The costs derived from the Call will be assumed by Ecopetrol. These costs will be settled and collected by the Trader in the month following the Call, under the terms of the Contract and will be assigned in the invoices of the Borders indicated by Ecopetrol in each Call.

vi.	The independent third party will advance the Call, evaluate the bids and present the results in accordance with the terms provided by Ecopetrol and the Marketer.
vii.

As a result of the above, the independent third party will inform the Marketer and Ecopetrol which was the successful bidder of the Call or will declare it void in the event that the proposed terms are not met.

viii.	Once the successful bidder has been selected, the Marketer will be obliged to contract the energy awarded (with the applicable mechanisms).
ix.	Once the successful bidder has been selected, the Marketer will proceed to sign the contract and register it with the MEM in accordance with current regulations.

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